                                                                     EXHIBIT 3.1
                                                                     -----------

                     THE COMPANIES ORDINANCE [NEW VERSION]

                          A COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                      OF

                                 VERISITY LTD

PRELIMINARY
-----------

1. The Articles in the Second Schedule to the Companies Ordinance shall not apply to the Company.

2.   In these Articles, unless the context otherwise requires:

     The "Company" shall mean Verisity Ltd.

     The "Law" shall mean the Ordinance and the Securities Law-1968 as shall be in effect from time to time and any other law that shall be in effect from time to time with respect to companies and that shall apply to the Company.

     The "Ordinance" shall mean the Companies Ordinance [New Version] 1983, as amended.

     The "Office" shall mean the registered Office of the Company as it shall be from time to time.

     The "Directors" shall mean the Company's Board of Directors.

     The "Register" shall mean the Register of Members that is to be kept pursuant to Section 61 of the Ordinance or, if the Company shall keep branch registers, any such branch register, as the case may be.

     A "Shareholder" or "Member" shall mean any person or entity that is the owner of at least one share, or any fraction thereof, in the Company, as registered in the Register.

     "Writing" shall mean handwriting, typewriting, facsimile, print, lithographic printing and every other form of affixing letters that are seen.

     "These Articles" shall mean the Articles of Association of the Company as shall be in force from time to time.

     "Investor Shareholder(s)" shall mean the original holders of the Preferred Shares and all their Permitted Transferees.

     "Investor Shares" shall mean Shares held by the Investor Shareholders.
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                                      -2-

     "Gemini" shall mean Gemini Israel Fund L.P., Advent Israel Limited Partnership, Advent Israel (Bermuda) L.P., Dr. A.I. Mlavsky and Yossi Sela. For the removal of doubt, any notice given to the Company by Gemini Israel Fund L.P. shall bind all of the above.

     "Sequoia Capital" shall mean Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997 LLC, Sequoia International Partners, P.R Lamond and C.E Lamond Trust, and Len Lehmann. For the removal of doubt, any notice given to the Company by Sequoia Capital shall bind all of the above.

     "Series D Investors" shall mean the original holders of the Series D Preferred Shares.

     "Permitted Transferee" shall mean a person who receives shares pursuant to one of the following permitted transfers:

     (a) Any Shareholder (the "transferor") may at any time transfer all or any of the Shares held by it to: (i) a company in which the transferor(s) own(s) directly or indirectly more than 75% of the equity and voting capital or has the right or power to direct the policy and management of such company; or (ii) a company that owns directly or indirectly more than 75% of the equity and voting capital or has the right or power to direct the policy and management of the transferor(s); or
          (iii) in the case of a transfer by a limited partnership, to any affiliated limited partnership managed by the same management company or to the partners thereof; or (iv) in the case of a transfer by limited liability company, to its members; or (v) in the case of a body corporate, to its shareholders in the same proportion as their ownership interest in the body corporate.

     (b) Any Shareholder being an individual may at any time transfer all or any shares held by him to his spouse, children, grandchildren (including step and adopted children and grandchildren), siblings and issue of his siblings.

     (c) Any Investor Shareholder may transfer to another Investor Shareholder holding the same Series of Preferred Shares.

     (d) A Trustee of the Company's employee share plan may transfer to a beneficiary and vice versa.

     "Preferred Shares" shall mean Series A1 Preferred Shares, Series A2 Preferred Shares, Series A3 Preferred Shares (with the Series Al, A2 and A3 Preferred Shares being collectively referred to in these Articles as "Series A Preferred Shares"), Series B1 Preferred Shares, Series B2 Preferred Shares (with the Series B1 and B2 Preferred Shares being collectively referred to in these Articles as "Series B Preferred Shares"), Series C1 Preferred Shares, Series C2 Preferred Shares (with the Series C1 and C2 Preferred Shares being collectively referred to in these Articles as "Series C Preferred Shares") and Series D Preferred Shares.

     "Ordinary Shares" shall include Ordinary Shares and Class B Ordinary Shares, unless specifically stated otherwise.
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                                      -3-

     All monetary calculations in these Articles shall be made in U.S. Dollars. For purposes of these Articles, purchases of shares of the Company that were paid for in New Israeli Shekels shall be linked to the U.S. Dollar as of the date of purchase of the shares, as determined in accordance with the Representative Rate of Exchange published by the Bank of Israel on the date of purchase.

     Words and expressions defined in the Memorandum of Association of the Company shall have the meanings defined therein.

     In these Articles, subject to this Article and unless the context otherwise requires, expressions defined in the Ordinance or any modification thereof in force at the date on which these Articles become binding on the Company, shall have the meaning so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine, and words importing persons shall include companies, partnerships, associations and all other legal entities. The titles of the Articles or of a chapter containing a number of Articles are not part of the Article.

     In the event that an Article has been added to these Articles which contradicts an original Article found in these Articles, the Articles added shall take precedence.

3.   The Company is a private company, and accordingly -

     (a) the right to transfer the shares of the Company shall be restricted as stated hereinafter.

     (b) the number of the Members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company were while in that employment and have continued after the termination of that employment to be Members of the Company) shall be limited to fifty, provided that, for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single Member; and

     (c) no invitation shall be issued to the public to subscribe to any shares or debentures or debenture stocks of the Company.

BUSINESS
--------

4.
     (a) The Directors shall be permitted to engage the Company in any one or more of the businesses in which the Company is permitted to engage under its Memorandum and Articles or under the law, or to discontinue such engagement, at any time that they shall deem appropriate.

     (b) The Office shall be at such place as the Directors shall from time to time select.
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                                      -4-

THE CAPITAL
-----------

5. The share capital of the Company shall consist of NIS 500,000 divided into ten classes of shares: 31,137,958 Ordinary Shares, 3,777,466 Class B Ordinary Shares, 963,540 Series A1 Preferred Shares, 2,153,794 Series A2 Preferred Shares, 2,550,545 Series A3 Preferred Shares, 453,871 Series B2 Preferred Shares, 1,592,106 Series B2 Preferred Shares, 2,185,360 Series C1 Preferred Shares, 2,185,360 Series C2 Preferred Shares and 3,000,000 Series D Preferred Shares. The Ordinary Shares and Preferred Shares shall each have a nominal amount of NIS 0.01. The powers, preferences, rights, restrictions, and other matters relating to the Ordinary Shares and Preferred Shares are as set forth in the following Articles.

     The Holders of Series A Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Ordinary Shares, on a one for one basis, subject to Article 7 below.

     The holders of Series B1 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into (i) Ordinary Shares or (ii) Series B2 Preferred Shares, on a one for one basis and in the case of conversion from Series B1 Preferred Shares to Ordinary Shares, such conversion will be subject to Article 7 below.

     The holders of Series C1 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into (i) Ordinary Shares or (ii) Series C2 Preferred Shares, on a one for one basis and in the case of conversion from Series C1 Preferred Shares to Ordinary Shares, such conversion will be subject to Article 7 below.

     The holders of Series D Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Ordinary Shares, on a one for one basis, subject to Article 7 below.

     The holders of Series B2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Class B Ordinary Shares, on a one for one basis, subject to Article 7 below. In addition, the holders of Series B2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Series B1 Preferred Shares, on a one for one basis, provided that such holder shall have certified to the Company that either (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%.

     The holders of Series C2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Class B Ordinary Shares, on a one for one basis, subject to Article 7 below. In addition, the holders of Series C2 Preferred Shares shall have the right at any time after the issuance of such shares to
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                                      -5-

     convert these shares into Series C1 Preferred Shares, on a one for one basis, provided that such holder shall have certified to the Company that either (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or
     (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%.

     The holders of Class B Ordinary Shares shall have the right at any time after the issuance of such shares to convert these shares, on a one for one basis, into Ordinary Shares, provided that such holder shall have certified to the Company that either (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%.

LIQUIDATION PREFERENCE
----------------------

6. The following shall apply to distributions upon the liquidation of the Company.

     (a) (i) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Shares shall be entitled to receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any distribution of any of the assets and funds of the Company to the holders of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 1.3564 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

          (ii) After payment of the amounts set forth in Article 6(a)(i) above, the holders of the Series D Preferred Shares and the holders of the Series C1 and C2 Preferred Shares shall be entitled to receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any distribution of any of the assets and funds of the Company to the holders of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 6.0091 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

          (iii) After payment of the amounts set forth in Articles 6(a)(i) and 6(a)(ii) above, the holders of the Series B1 and B2 Preferred Shares shall be entitled to
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                                      -6-

          receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any distribution of any of the assets and funds of the Company to the holders of Ordinary Shares and Series A Preferred Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 2.0947 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

          (iv) After payment of the amounts set forth in Articles 6(a)(i), 6(a)(ii) and 6(a)(iii) above, the holders of the Series Al, A2 and A3 Preferred Shares shall be entitled to receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any distribution of any of the assets and funds of the Company to the holders of Ordinary Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 0.6944 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

          (v) After payment of the amounts set forth in Articles 6(a)(i), 6(a)(ii), 6(a)(iii) and 6(a)(iv) above, the holders of the Series A2 and A3 Preferred Shares shall be entitled to receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any further distribution of any of the assets and funds of the Company to the holders of the Series Al Preferred Shares and Ordinary Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 1.0417 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares), less the amount distributed to such holders pursuant to Article 6(a)(iv) above.

          (vi) After payment of the amounts set forth in Articles 6(a)(i), 6(a)(ii), 6(a)(iii), 6(a)(iv) and 6(a)(v) above, the holders of the Series A3 Preferred Shares shall be entitled to receive on a pro rata basis among themselves out of the assets and funds of the Company legally available for distribution, if any, prior to and in preference to any further distribution of any of the assets and funds of the Company to the holders of the Series Al and A2 Preferred Shares and Ordinary Shares by reason of their ownership thereof, an amount in U.S. Dollars equal to 1.24 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares), less the amount distributed to such holders pursuant to Articles 6(a)(iv) and 6(a)(v) above.

     (b) After payment of the amounts set forth in Article 6(a) above, the holders of the Ordinary Shares shall be entitled to receive on a pro rata basis among themselves, out of the entire remaining assets and funds of the Company legally available for distribution, if any, an amount in U.S. Dollars equal to

          0.6944 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

     (c) After payment of the amounts set forth in Articles 6(a) and 6(b) above, the holders of Series Al Preferred Shares and the holders of Ordinary Shares shall be entitled to receive on a pro rata basis among themselves, out of the entire remaining assets and funds of the Company legally available for distribution, if any, an amount in U.S. Dollars equal to 0.3473 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

     (d) After payment of the amounts set forth in Articles 6(a), 6(b) and 6(c) above, the holders of Series Al and A2 Preferred Shares and the holders of Ordinary Shares shall be entitled to receive on a pro rata basis among themselves out of the entire remaining assets and funds of the Company legally available for distribution, if any, an amount in U.S. Dollars equal to 0.0293 per share or an equivalent amount in NIS, if not permitted to receive U.S. Dollars under the Israeli Foreign Currency Control Law (as adjusted for any bonus shares, combinations or splits with respect to such shares).

     (e) After payment of the amounts set forth in Articles 6(a), 6(b), 6(c) and 6(d) above, the holders of the Ordinary Shares, the holders of the Series A Preferred Shares and the holders of the Series B Preferred Shares shall be entitled to receive on a pro rata basis among themselves (treating the Preferred Shares on an as converted basis) out of the entire remaining assets and funds of the Company legally available for distribution, the total distributions under this Article 6(e) not to exceed an amount that equals (A) the product of (i) an amount in United States Dollars equal to 6.0091 per share and (ii) the total number of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares outstanding, minus (B) the total distributions to such holders under Articles 6(a)(iii), 6(a)(iv), 6(a)(v), 6(a)(vi), 6(b), 6(c) and 6(d) above (in this Article 6(e) "Prior Distributions"). By way of example only, if such Prior Distributions should equal U.S.$12,500,000, and if the total number of Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares outstanding should equal 10,000,000, then the maximum distribution under this Article 6(e) would equal U.S.$47,591,000 (the difference between U.S.$60,091,000 (the product of U.S.$6.0091/share and 10,000,000 shares) and U.S.$12,500,000).

     (f) After payment of the amounts set forth in Articles 6(a), 6(b), 6(c), 6(d) and 6(e) above, the holders of the Ordinary Shares, the holders of the Series A Preferred Shares and the holders of the Series B Preferred Shares and the holders of the Series C Preferred Shares shall be entitled to receive on a pro rata basis among themselves (treating the Preferred Shares on an as converted basis) out of the entire remaining assets and funds of the Company legally available for distribution, the total distributions under this Article 6(f) not to exceed an amount that equals (A) the product of (i) an amount in United States Dollars equal to 7.3655 per share and (ii) the total number of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares outstanding, minus (B) the total distributions to such holders under Articles 6(a)(ii), 6(a)(iii), 6(a)(iv), 6(a)(v), 6(a)(vi), 6(b), 6(c), 6(d) and 6(e)
          above (in this Article 6(f) "Prior Distributions"). By way of example only, if such Prior Distributions should equal U.S.$65,300,000, and if the total number of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares outstanding should equal 10,800,000, then the maximum distribution under this Article 6(f) would equal U.S.$ 14,247,400 (the difference between U.S.$79,547,400 (the product of U.S.$7.3655/share and 10,800,000 shares) and U.S.$65,300,000).

     (g) After payment to the holders of the Shares of the amounts set forth in Articles 6(a), 6(b), 6(c), 6(d), 6(e) and 6(f) above, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of all the Ordinary Shares and Preferred Shares (treating the Preferred Shares on an as converted basis) in each case in proportion to the nominal value of the Shares then held by them.

     (h) For purposes of this Article 6 and subject to and to the extent permitted by law, in the event of any (1) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary, (2) sale of all or substantially all of the assets of the Company, (3) transaction or a series of transactions in which a person or entity acquires 50% or more of the outstanding and issued shares of the Company (treating any Preferred Shares on an as converted basis), or (4) transaction or series of transactions in which a person or entity acquires the right to control the appointment or voting into office of a majority of the members of the Board of Directors of the Company, (each of the events described above in Article 6(h)(l) through (4) is referred to as an "Event of Deemed Liquidation"), the holders of the Preferred Shares shall have the option, the exercise of which shall be approved by each of (A) the holders of at least a majority of the outstanding Series A Preferred Shares (B) the holders of majority of the outstanding Series B and Series C Preferred Shares voting together in a separate Class meeting, and (C) the holders of at least a majority of the outstanding Series D Preferred Shares, to have such Event of Deemed Liquidation treated as a liquidation, dissolution or winding up of the Company, which shall entitle the holders of Ordinary and Preferred Shares to receive at the closing of such acquisition or transaction a distribution in cash, securities or other property (valued as provided in Article 6(i) below) amounts as specified in Articles 6(a) through 6(g) above (the "Deemed Liquidation Option"). In the event that the Company is not actually liquidated, after payment of the amounts specified in Articles 6(a) through 6(f) above the Preferred Shares in respect of which such liquidation preference has been fully paid shall be automatically converted into Ordinary Shares.

          Notwithstanding the above, if the Event of Deemed Liquidation is subject to the approval of the holders of the Preferred Shares under
          Article 8 the Company may seek such approval subject to the condition that such holders waive their rights to exercise the Deemed Liquidation Option upon the occurrence of such Event.

     (i) Whenever the distribution provided for in this Article 6 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors, including the approval of at least one of the Directors appointed by the Investor Shareholders and at least one of the Directors appointed by Hollander.

CONVERSION
----------

7. The holders of Preferred Shares shall have conversion rights as follows (the "Conversion Rights"):

     (a) Subject to adjustment as specified below, the holders of the Preferred Shares have the right at any time to convert their Preferred Shares into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price for such share by the Conversion Price at the time in effect for such share. The initial Conversion Price per share of the Preferred Shares shall be the price at which such Preferred Share was issued ("Original Issue Price"), provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment as set forth in subsection (b) below, provided further that Series B2 and Series C2 Preferred Shares shall only be converted into Class B Ordinary Shares.

          The Series A, B1, Cl and D Preferred Shares shall be automatically converted into Ordinary Shares and the Series B2 and C2 Preferred Shares shall be automatically converted into Class B Ordinary Shares in accordance with these Articles if the following three conditions are each met: (i) the consummation of the offering for sale to the public of any equity securities of the Company on any recognized stock exchange (or NASDAQ) in the United States, (ii) the offering is for a minimum of $15 million (fifteen Million U.S. Dollars) net proceeds to the Company, and (iii) the per share price in such public offering is at least U.S $ 7.3655 (as adjusted for any bonus shares, combinations or splits with respect to such shares). In addition, the Series D Preferred Shares shall be automatically so converted into Ordinary Shares in accordance with these Articles if the holders of the majority of the issued and outstanding Series D Preferred Shares so agree, the Series B1, Series B2, Series C1 and Series C2 Preferred Shares shall be automatically converted into Ordinary Shares and Class B Ordinary Shares, respectively, in accordance with these Articles if the holders of the majority of the issued and outstanding Series B1 and Series C1 Preferred Shares voting together as a Class so agree, and the Series A Preferred Shares shall be automatically so converted into Ordinary Shares in accordance with these Articles if the holders of the majority of the issued and outstanding Series A Preferred Shares so agree.

     (b) The Conversion Price in effect for the Series A Preferred Shares, the Series B1 and B2 Preferred Shares, the Series C1 and C2 Preferred Shares and the Series D Preferred Shares shall each be subject to adjustment in the following cases:

          (i) Upon, and effective thereon, each bona fide issuance or deemed issuance by the Company of any New Shares (as defined below) at a price per share less than the Conversion Price of the applicable Series of Preferred Shares, the Conversion Price of the Preferred Shares will be reduced to a price determined by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the sum of (A) the total number of Ordinary Shares outstanding (assuming the conversion to Ordinary Shares of all outstanding convertible securities, including the Preferred Shares and outstanding warrants, and the exercise of all outstanding vested options to purchase Ordinary Shares) plus (B) the number of New Shares that can be purchased at that Conversion Price for the total consideration received for the issuance of New Shares and (ii) the denominator of which is the number of outstanding Ordinary Shares (assuming the conversion to Ordinary Shares of all outstanding convertible securities, including the Preferred Shares and outstanding warrants, and the exercise of all outstanding vested options to purchase Ordinary Shares) plus the number of New Shares issued in the new issuance.

          The formula can be expressed algebraically as follows:

                         N + np/P
          P' = P x  - - - - - - - - - -
                           N+n

          where:

          N = Number of Ordinary Shares outstanding (assuming the conversion to Ordinary Shares of all outstanding convertible securities, including the Preferred Shares and outstanding warrants, and the exercise of all outstanding vested options to purchase Ordinary Shares) prior to the dilutive issuance of shares

          P = Conversion Price of the Preferred Shares prior to the dilutive issuance

          P' = New Conversion Price of the Preferred Shares after the dilutive issuance

          n = Number of New Shares issued in the dilutive issuance

          p = Price per share in the dilutive issuance

          No adjustments of the Conversion Price for the Preferred Shares shall be made in an amount less than one U.S. cent per share. No adjustment of such Conversion Price pursuant to this subsection (b)(i) shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (ii) In the event the Company shall at any time change, by subdivision or combination in any manner or by the making of a share dividend (i.e. bonus shares), the number of Ordinary Shares then outstanding into a different number of shares, then thereafter the number of Ordinary Shares issuable upon the conversion of the Preferred Shares shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such change.

          (iii) Without limiting the rights of the holders of Preferred Shares pursuant to Article 6 above, in the event of any capital reorganization, or of any reclassification of the share capital of the Company or in case of the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Ordinary Shares), each Preferred Share shall after such capital reorganization, reclassification of share capital, consolidation, merger or sale entitle the holder to obtain the kind and number of Ordinary Shares, or of the shares of the corporation resulting from such consolidation or surviving such merger, as the case may be, to which such holder would have been entitled if he had held the Ordinary Shares issuable upon conversion of such shares of Preferred Shares immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale.

     (c) If the Company (1) grants any rights, options or warrants (other than rights, options or warrants issued in connection with the Compensatory Shares or Lease/Bank Financing Shares, as those terms are defined in
          Article 7(e) below) to subscribe for, purchase, or otherwise acquire Ordinary Shares, or (2) issues or sells any security convertible into or exchangeable for Ordinary Shares or rights to acquire such convertible or exchangeable securities, then, in each case, the price per Ordinary Share issuable on the exercise of the rights, options or warrants or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights, options or warrants or the issuance or sale of the convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise, conversion or exchange of the securities, by the maximum number of Ordinary Shares issuable on the exercise, conversion or exchange.

          Such granting or issuance or sale will be deemed to be an issuance or sale for cash of the maximum number of Ordinary Shares issuable on exercise, conversion or exchange at the price per share determined under this Article 7(c), and the Conversion Price in effect for the Series A Preferred Shares, the Series B1 and B2 Preferred Shares, the Series C1 and C2 Preferred Shares and the Series D Preferred Shares, as the case may be, will be adjusted as above provided to reflect (on the basis of that determination) the granting, issuance or sale. No further adjustment of such Conversion Price will be made as a result of the actual issuance of Ordinary Shares on the exercise of any such rights, option or warrants, the conversion or any such convertible securities or the exchange of any such exchangeable securities.

          Upon the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Ordinary Shares, the relevant Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Ordinary Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the relevant Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of Ordinary Shares theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total of such consideration received therefor, and
          (ii) the granting or issuance at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     (d) In the case of the issuance of shares for a consideration in whole or in part other than cash, the price per share shall be deemed to be the fair market value thereof as determined by the Board of Directors, including the approval of at least one of the Directors appointed by the Investor Shareholders.

     (e) For the purpose of Article 7(b) and 7(c), the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to
          Article 7(b) or 7(c). "New Shares" shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 7(b) or 7(c) by the Company other than (i) shares held by Ma'ahaz Ne'eman Ltd. or its successor, as of the date of the adoption of these Articles, to be distributed to employees and shares to be issued to bona fide employees or consultants of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board of Directors in an amount not exceeding 3,806,000 Shares (as adjusted for any bonus shares, combinations, splits etc. with respect to such shares) ("Compensatory Shares"), (ii) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (iii) shares issued pursuant to an offering of shares by the Company, to all Participating Shareholders (as that term is defined in Article 50 below) only, (iv) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (v) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", and (vi) shares issued to lenders or lessors in connection with bona fide bank and lease financing approved by the Board of Directors ("Lease/Bank Financing Shares").

     (f) The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issue upon conversion of Preferred Shares as herein provided pursuant to Article 7(a), such number of Ordinary Shares as shall then be issuable upon the conversion of all outstanding shares of Preferred Shares. All Ordinary Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable.

     (g) Upon conversion pursuant to Article 7(a) other than automatic conversion due to a public offering as aforesaid, the following provisions shall have effect:

          (i) the conversion shall be effected by notice in writing given to the Company signed by the holder of the Preferred Shares wishing to convert as the case may be and the conversion shall take effect immediately upon the date of delivery of such notice to the Company unless such notice states that conversion is to be effective on any later date or when any conditions specified in the notice have been fulfilled in which case conversion shall take effect on such other date or when such conditions have been fulfilled;

          (ii) forthwith after conversion takes effect the holders of the Preferred Shares resulting from such conversion shall send to the Company the certificates in respect of their respective holdings of Preferred Shares and the Company shall issue to such holders respectively certificates for the Ordinary Shares resulting from the conversion;

          (iii) the Ordinary Shares, save for the Class B Ordinary Shares which will have no voting rights, resulting from the conversion shall rank from date of conversion pari passu in all respects with the other Ordinary Shares in the capital of the Company.

     (h) If, pursuant to conversion, the Company shall be required to issue fractions of Ordinary Shares, the number of such shares shall be rounded up or down to the nearest whole number.

          (i) Within ten days after the issuance of any New Shares at a price per share less than the Conversion Price of the Preferred Shares, as described in Article 7(b)(i) (an "Article 7(b)(i) Event"), the Company shall instruct its auditors to calculate the adjustment under Article 7(b) and to present to the Company, within 30 (thirty) days, a report on the adjustment under Article 7(b) (the "Article 7(b) Report"). The
          Article 7(b) Report shall include a description of the results of the calculation under Article 7(b), the method of calculation used, and the resulting number of Ordinary Shares into which each of the Preferred Shares can be converted. Within two business days after its receipt of the Article 7(b) Report from its auditors, the Company shall forward a copy of that report to all Shareholders. In no event shall the Company forward the Article 7(b) Report to the Shareholders more than 50 (fifty) days after the 7(b)(i) Event. The determinations of the auditors in the Article 7(b) Report shall be conclusive if not challenged by a Shareholder within ten days of its receipt of the Article 7(b) Report. If a meeting of the Shareholders is noticed for a date during the period between an Article 7(b)(i) Event and the expiration of the period in which the Shareholders may challenge the Article 7(b) Report, the meeting of the Shareholders shall be postponed until the date one week after the expiration of the period in which the Shareholders may challenge the Article 7(b) Report, and the Company shall give notice to that effect to all Shareholders.

8. The Company shall not carry out, and shall exercise its control of its subsidiaries in order that such subsidiaries shall not carry out, any of the following without the prior written consent of the holders (i) of a majority of the Series A Preferred Shares and (ii) the majority of the Series BI and Series C1 Preferred Shares, acting together as single class and (iii) the majority of the Series D Preferred Shares (if such decision may be taken by the shareholders).

     (a) Mergers, Etc. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity;

     (b)  Declare any dividend on any class or form of shares.

     (c)  Increase the size of the Board of Directors to include more than seven
          (7) Directors.

     The above shall be in force until such time as the earlier of: (i) in respect of the Series A Preferred Shares, the Investor Shareholders holding such Shares shall cease to hold in the aggregate at least 12% (twelve percent) of the issued and outstanding share capital of the Company, treating the Preferred Shares on an as-converted basis; in respect of the Investor Shareholders holding Series B1 and Series C1 Preferred Shares together, the Investor Shareholders holding Series B1, Series B2, Series C1 and Series C2 Preferred Shares shall cease to hold in the aggregate at least 7% (seven percent) of the issued and outstanding share capital of the Company, treating the Preferred Shares on an as-converted basis; and in respect of the Series D Preferred Shares, the Investor Shareholders holding such Shares shall cease to hold in the aggregate at least 7% (seven percent) of the issued and outstanding share capital of the Company, treating the Preferred Shares on an as-converted basis; or (ii) the closing of the offering to the public of shares of the Company which causes the Preferred Shares to be converted into Ordinary Shares pursuant to Article 7(a) above.

     For the avoidance of doubt, for the purpose of acting together as a single class as per the above, the holders of Series B1 and Series C1 Preferred Shares shall be considered a single class.

     Any holder of Preferred Shares who has not responded within thirty (30) days of receipt of a request from the Company for consent under this Article shall be deemed to have given consent.

8A. The Company shall not adopt any Special Resolution, including any type of resolutions and actions requiring a minimum majority of seventy-five per cent (75%) of the shareholders of the Company according to the Companies Ordinance as amended or to the Articles adversely modifying any of the rights, preferences or privileges attached to the Preferred Shares or Class B Ordinary Shares; increasing the number of authorized Preferred Shares as set forth in the New Articles; creating any class or series of shares on parity with or having preference over those rights attached to the Preferred Shares; adversely modifying any of the rights, preferences or privileges attached to the Preferred Shares; or reclassifying outstanding capital shares of the Company so as to adversely affect or modifying the rights, preferences or privileges attached to the Preferred Shares or Class B Ordinary Shares, unless such resolution is approved by a 75% majority vote by a separate Class or Series of Shares meeting of the Class of Shares so adversely affected.

     For the removal of doubt, if any such action adversely affects or modifies the rights, preferences or privileges attached to the Series D Preferred Shares, the special resolution so required shall be a resolution approved by a 75% majority vote in a separate Class meeting of the Series D Preferred Shares, and if any such action adversely affects or modifies the rights, preferences or privileges attached to the Series B1, Series B2, Series C1 or Series C2 Preferred Shares or the Class B Ordinary Shares, the special resolution so required shall be a resolution approved by a 75% majority vote in a separate Class meeting of the Series BI and Series C1 Preferred Shares together, and if any such action adversely affects or modifies the rights, preferences or privileges attached to the Series A Preferred Shares, the special resolution so required shall be a resolution approved by a 75% majority vote in a separate Class meeting of the Series A Preferred Shares.

     For the avoidance of doubt, for the purpose of the separate Class meeting as per the above, the holders of Series B1 and Series C1 Preferred Shares shall be considered a single class.

     The above shall be in force until the closing of the offering to the public of shares of the Company which causes the Preferred Shares to be converted into Ordinary Shares pursuant to Article 7(a) above.

9.

     (a) If two or more persons are registered as joint holders of a share, they shall be jointly and severally liable for any calls or any other liability with respect to such share. However, with respect to voting, power of attorney and furnishing of notices, the one registered first in the register of Members shall be deemed to be the sole owner of the share, unless all the registered joint holders notify the Company in writing to treat another one of them as the sole owner of the share, subject to the provisions of Article 70 hereof.

     (b) If two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies or property received from the Company in connection with the share and the Company shall be permitted to pay all the dividend or other monies or property due with respect to the share to one or more of the joint holders, as it shall choose.

10. Except upon court order so directing, the Company shall not recognize the holder of a share as a trustee, and shall not be obligated to recognize a right based upon the rules of equity or a right dependent upon a condition or a future right or a partial right in a share, or any other right whatsoever with respect to the share, except for the exclusive right of the registered holder with respect to the share.

11.

     (a) A Member shall be entitled to receive from the Company without payment, one or more certificate(s) that shall state the number of shares owned by him, their serial numbers and the amount paid on account of their par value. However, in the event of more than one person holding a share, the Company shall not be obligated to issue more than one certificate to all of the joint holders, and the transmission of such a certificate to one of the joint holders shall be deemed to be a transmission to all of the partners.

     (b) Each certificate shall carry the signature or signatures of those persons appointed by the Board of Directors for this purpose and the stamp or seal of the Company.

     (c) If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one United States dollar or the shekel equivalent thereof on the date of payment and on such terms, if any, as to evidence and indemnity as the Directors think fit.

SHARE WARRANTS
--------------

12. Subject to other provisions of these Articles, the Company shall be entitled to issue share warrants in such form as agreed by the Board of Directors of the Company.

13.  Reserved.

REDEEMABLE SHARES
-----------------

14. Subject to other provisions of these Articles, the Company may, subject to the provisions in this respect in the Memorandum of Association of the Company and in the Ordinance, or any modification thereof in force from time to time, issue and redeem redeemable shares.

MODIFICATION OF SHARE RIGHTS
----------------------------

15. Subject to Articles 8, if at any time the share capital is divided into different classes of shares (unless otherwise provided for by the terms of issuance for the shares of that class) the Company may change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions and provisions related or unrelated at that time to one or more of the classes, after receipt of the consent in writing of the holders of three fourths of the issued shares of the affected class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the affected class. To every such separate general meeting the provisions of these Articles relating to general meetings shall apply mutatis mutandis. Any holder of shares of the affected class present, either personally or by proxy, may request a secret ballot.

PLEDGE
------

16. The Company shall have a lien and first pledge on all the shares that are registered in the name of any Member (whether registered in his name only or together with another or others), but not fully paid, for any amount still outstanding with respect to that share, whether or not presently payable.

     Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due, and shall apply to all dividends that shall be decided upon from time to time in connection with such share. No benefit shall be created with respect to such share based upon the rules of equity which shall frustrate this pledge, although the Directors may declare at any time with respect to any share, that it is released, wholly or in part, temporarily or permanently, from the provisions of this Article. Registration by the Company of a share transfer shall be deemed to be a waiver by the Company of its lien and pledge on those shares.

17. The Company may sell, in such manner and at such time as the Directors think fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies due or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which Director's pledge exists has arrived, and after a written request has been furnished to the Member or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the Directors' desire to sell the shares in the event of nonfulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

18. The net proceeds of such sale of pledged shares shall be applied in payment of such sum due to the Company or to the fulfillment of the obligation or commitment, and the remainder (if any) shall be paid to the Member or to the person who had acquired a right in the share sold, pursuant to the above.

19. After execution of a sale of pledged shares as aforesaid, the Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer's name in the Register of Members as the owner of the shares so sold and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the Register of Members with respect to those shares. The sole remedy of one who has been aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES AND THE MANAGEMENT THEREOF
---------------------------------------------

20. The shares of the Company are transferable subject to the restrictions contained in these Articles. Each transfer shall be made in writing in the form appearing herein below, or in a similar form, or in any form approved by the Directors from time to time. Such form shall be delivered to the office together with the transferred share certificates, if share certificates have been issued with respect to the shares to be delivered, and any other proof of the transferor's title that the Directors may require. The deed of transfer that shall have been registered or a Photostat copy thereof, as shall be decided by the Directors, shall remain with the Company. However, any deed of transfer that the Directors shall refuse to register shall be returned, upon demand, to the person who furnished it together with the share certificate (if furnished). The Directors may refuse to register a transfer only if such transfer (i) is to a competitor of the Company, or (ii) is in violation of a contractual obligation of the Company, or (iii) would result in the Company having more than 50 members or (iv) is in violation of any of Yoav Hollander's obligations concerning the transfer of his shares.

     Share Transfer Deed
     -------------------

     We, ______________________________________ with offices at
     _______________________________ hereby transfer ____________________, an
     Israeli company, Registration Number _________ nominal value NIS ____ each (the "Shares") unto ______________, in consideration of payment of ___________ the same to be held by the transferee, its administrators, executors, and assigns, under the same terms that we held the same on the date of this Transfer Deed.

     We, the transferee, hereby agree to accept the above Shares on the terms stated.



       Dated:
             --------------------

       TRANSFEROR:


                                                 -----------------------------
                                                 Transferee, by
       By:
          -----------------------
       Name:
            ---------------------
       Title:
             --------------------


21. The share transfer deed shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the Register of Members in respect thereof. The share transfer deed with respect to a share that has been fully paid may be signed by the transferor only.

22.  Reserved.

23. The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Directors from time to time.

24. The Register shall be closed for a period of fourteen days before every ordinary general meeting of the Company and at other dates and for such other periods as are determined by the Directors from time to time, upon the condition that the Register shall not be closed for a total of more than 30 days in any year.

25. Upon the death of a Member, the remaining partners (in the event that the deceased was a partner in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation to the Company with respect to the share that he held in partnership.

26. Any person becoming entitled to a share as a consequence of the death or bankruptcy or liquidation of a Member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share upon the consent of the Directors or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these Articles with respect to transfers.

27. A person becoming entitled to a share because of the death of a Member shall be entitled to receive, and to give receipts for, dividends or other payments paid with respect to the share.

Right of First Refusal.
-----------------------

28.

     (a) In the event that a Shareholder who together with its Permitted Transferees holds 3% or more of the issued and outstanding share capital of the Company on an as if converted basis (the "Selling Shareholder") desires to sell or transfer any or all of its Shares (the "Offered Shares") to any party other than a Permitted Transferee, it shall first give written notice thereof ("Notice of Sale") to all Investor Shareholders and all other Shareholders holding 3% (three percent) or more of the outstanding and issued share capital of the Company ("Option Holders"). For purposes of calculating the 3% under this Article 28, the shares held by the various shareholders constituting Gemini as defined in Article 2 and Sequoia Capital as defined in Article 2, shall in each case, be deemed to be held by a single shareholder.

          The above shall not apply to transfer of shares held by Ma'ahaz Ne'eman Ltd. or by Verisity Design, Inc., or their respective successors, to employees or consultants of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan or within any other arrangement approved by the Board of Directors, and such transfer of shares shall not be subject to the right of first refusal specified in this Article 28.

     (b) The Notice of Sale shall state the number of Offered Shares, that the Offered Shares will, upon the sale, be free of all liens charges and encumbrances, that a bona fide offer has been received from a third party, the identity of the third party, and the price and terms of payment for the Offered Shares. Upon receipt of the Notice of Sale, the Option Holders shall have the right to exercise the option (the "Option") contained in Articles 28(c) and (d).

     (c) For a period of 20 days after receipt of the Notice of Sale, the Option Holders collectively may elect to purchase all (but not part) of the Offered Shares (those Option Holders which exercise the Option are referred to as the "Buying Shareholders"). The Option shall be exercised by delivery of a notice by one or more of the Buying Shareholders to the Selling Shareholder within the aforesaid 20-day period stating (i) that the Buying Shareholder intends to acquire its pro rata share of the Offered Shares, according to the shareholding ratio between the Option Holders as of the date immediately prior to sending such notice; and (ii) in the event that the Selling Shareholder receives notices from Buying Shareholders to buy some, but not all, of the Offered Shares, how many additional Offered Shares the Buying Shareholder intends to acquire of the Offered Shares remaining as a result of the failure of all Buying Shareholders to offer to buy their pro rata share (the "Remaining Offered Shares").

     (d) If the Selling Shareholder receives notices from all Option Holders that they wish to exercise the Option, then the Buying Shareholders shall acquire the Offered Shares pro rata, according to the shareholding ratio between the Option Holders as of the date immediately prior to sending their notices. If the Selling Shareholder receives notices from Buying Shareholders to buy some, but not all, of the Offered Shares and the notices of the Buying Shareholders indicate that the Buying Shareholders intend to buy a number of additional Offered Shares equal to or greater than the number of the Remaining Offered Shares, then (i) the Buying Shareholders shall each acquire that percentage of the Offered Shares which corresponds to its percentage ownership of the shares held by the Option Holders as of the date immediately prior to sending their notices and (ii) the Buying Shareholders shall acquire the Remaining Offered Shares pro rata according to the number of additional Offered Shares that each Buying Shareholder offered to acquire in its notice. The purchase of the Offered Shares shall be on the same terms and conditions as stated in the Notice of Sale.

     (e) If the notices of the Buying Shareholders indicate that the Buying Shareholders have not elected to purchase all of the Offered Shares, then the Selling Shareholder shall be free, subject to the provisions of Article 29 below, within 90 days of the date of expiration of the Option, to sell such shares at the price and on the terms contained in the Notice of Sale. If there is no sale within such 90 day period, the Selling Shareholder shall not sell or transfer the Offered Shares, or any other shares acquired before or after the date hereof, without again complying with the provisions of this Article.

     (f) In the event that there is a situation in which fractional shares will need to be transferred, the number of shares will be rounded up so that only full shares will be transferred.

     (g) The provisions of this Article 28 shall terminate on the initial public offering of the shares of the Company.

Tag-along Rights.
-----------------

29.

     (a) Except for transfers expressly permitted in the undertaking given by Hollander to the Investor Shareholders holding Series A Preferred Shares in respect of which tag-along rights shall not apply, if Hollander or his Permitted Transferee is the Selling Shareholder ("Selling Insider") and all of the Offered Shares are not sold to the Buying Shareholders pursuant to Article 28 above, then the provisions of this Article 29 shall apply.

     (b) The Selling Insider shall so notify the Investor Shareholders, describing in such notification the material terms of such proposed sale. Upon receipt of such notice, each of the Investor Shareholders shall have the right to exercise the option contained in Article 29(c) below.

     (c) Each of the Investor Shareholders shall have the option, exercisable by written notice to the Selling Insider, within 15 business days after receipt of the notice described in Article 29(b) above, to require the Selling Insider to provide as part of his proposed sale that each of the Investor Shareholders be given the right to participate, on the same terms and conditions as the Selling Insider, in the sale pro rata in proportion to the respective numbers of Shares owned at such time (on an as if converted basis) by the Selling Insider and all Investor Shareholders who participate in the proposed sale. Thus, for example, if the Selling Insider owns 100 Shares and the participating Investor Shareholders own 200 Shares, then the Selling Insider will be entitled to sell one-third of the Shares in the proposed sale, while the participating Investor Shareholders will be entitled to sell two-thirds of the Shares in the proposed sale. If such option is exercised by one of the Investor Shareholders, the Selling Insider shall not proceed with such sale unless the Investor Shareholders are given the right to participate.

     (d) The provisions of this Article 29 shall terminate on the initial public offering of the shares of the Company.

30.  Reserved.

31.  Reserved

CALLS
-----

32. A Member, whether he is the sole holder or holds the shares together with another person, shall not be entitled to receive dividends nor to use any other right a Member has unless he has paid all the calls by the Company that shall be made from time to time with respect to money unpaid on all of his shares, in addition to interest and expenses if there shall be any.

33. The Directors may, subject to the provisions of these Articles, make calls upon the Members from time to time in respect of any monies unpaid on their shares as they shall determine proper, upon the condition that there shall be given prior notice of fourteen days on every call, and each Member shall pay the amount requested from him, and any installments on account of the call at the times and places to be determined by the Directors.

34. Calls for payment shall be deemed to have been made from the date on which the Directors decide upon the calls for payment.

35. The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and any installments on account, in connection with such calls.

36. If a sum called in respect of a share is not paid, the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials upon the amount of the call or the payments on account, at the rate to be determined by the Board of Directors commencing from the day the payment is due to the time of actual payment, but the Directors shall be at liberty to waive payment of that interest or linkage differentials, wholly or in part.

37. Any amount that, according to the condition of issuance of a share, must be paid at the time of issuance or at a fixed date, whether on account of the value of the share or premium, shall be deemed for the purposes of these Articles to be a call for payment that was made duly and the date of payment shall be the date appointed for payment. In the event of non-payment of this amount all of the above Articles dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other Articles connected therewith, shall apply as if this sum had been duly requested and notice had been given pursuant to Article 33.

38.  Reserved.

39. The Directors may, if they think fit, receive from any Member willing to pay in advance all or a part of the moneys that shall be due on account of his shares, in addition to any amounts the payment of which in fact has been requested, and the Directors shall be permitted to pay him: (1) interest at such rate as the Directors and Member shall agree upon for the amounts paid in advance as aforesaid, or upon the part thereof which is in excess of the amounts whose payment was at the time requested on account of his shares, and (2) any dividends that may be paid for that part of the shares for which the Member has paid in advance.

FORFEITURE OF SHARES
--------------------

40. If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

41. The notice shall specify a date not less than seven days from the date of the notice, on or before which the payment of the call or installment or part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment at or before the time appointed, the share in respect of which the call was made will be liable to forfeiture.

42. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. The forfeiture shall apply to those dividends that were declared but not yet distributed with respect to the forfeited shares.

43. A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Directors think fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Directors think fit.

44. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all moneys which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares.

45. The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company and of any claim or demand against the Company with respect to that share, and of other rights and obligations between the share owner and the Company accompanying the share, except for those rights and obligations which these Articles exclude from such a cancellation or which the law imposes upon former Members.

46. A sworn declaration in writing by two Directors that a share in the Company has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated against all persons claiming to be entitled to the share. That declaration, together with the receipt of the Company for the consideration, if any, given for the share on the sale or disposition thereof and specifying the place of payment of the consideration, shall constitute good title to the share. The person to whom the share is sold or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

MODIFICATION OF CAPITAL
-----------------------

48. Subject to Articles 8, the Company may, from time to time, by special resolution:

     (a) consolidate and divide its share capital or a part thereof into shares of greater value than its existing shares;

     (b) cancel any shares which have not been purchased or agreed to be purchased by any person;

     (c) by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of lesser value than is fixed by the Memorandum of Association subject, however, to the provisions of Section 144(4) of the Ordinance, and in a manner so that with respect to the shares created as a result of the division it will be possible to grant to one or more shares a right of priority, preference or advantage with respect to dividend, capital, voting or otherwise over the remaining or similar shares;

     (d) reduce its share capital and any fund reserved for capital redemption reserve fund in the manner that it shall deem to be desirable, and in particular to use the rights, all or part thereof, contained in
          Section 151 of the Ordinance;

     (e) increase its share capital, regardless of whether or not all of its shares have been issued, or whether the shares issued have been paid in full, by the creation of new shares, divided into shares in such amounts, and with such preferred or deferred or other special rights (subject always to the special rights conferred upon any existing class of share), and subject to any conditions and restrictions with respect to dividends, return of capital, voting or otherwise, as shall be directed by the special resolution, provided that except in the case of bonus shares the share capital of Preferred Shares shall not be increased without the consent of the majority of the holders of Preferred Shares.

     (f)  convert its shares into stock.

49. Subject to Articles 8, the Company shall have the right in a general meeting or a meeting of the Board of Directors, whichever is appropriate under the Ordinance, to set out regulations with respect to issuance and allotment of other types of securities, aside from shares, including but without derogating from the generality of the above, debentures, options and warrants and to determine that the aforesaid shall be convertible at a specified rate or some other predetermined formula.

50. If at any time prior to the offering to the general public by prospectus or similar document of shares of the Company, the Company proposes to issue or sell any New Securities (as defined in Article 51(a) below), the Company shall, before such issuance, offer to all Investor Shareholders and to all shareholders holding 3% or more of the shares of the Company on a fully diluted basis (the above mentioned shareholders are referred to as "Participating Shareholders") the right to purchase a pro-rata share of the New Securities. A Participating Shareholder's pro-rata share, for purposes of this Article, is the ratio of the number of shares owned by such Shareholder immediately prior to the issuance of New Securities (treating all Preferred Shares as if fully converted), to the total number of all Shares outstanding immediately prior to the issuance of New Securities (including all convertible securities, warrants, and vested options and treating all of the Preferred Shares as if fully converted). Any holder of Series B1 B2, Cl or C2

     Preferred Shares who is a Participating Shareholder shall have the right to receive all or any portion of its pro rata share of New Securities in non-voting securities which otherwise have identical privileges and restrictions as the New Securities issued to other Participating Shareholders or third - party purchasers thereof, provided that if such New Securities are convertible into Ordinary Shares such non voting New Securities shall be convertible into Class B Ordinary Shares.

     Each Participating Shareholder shall have a right of over-allotment such that if any Participating Shareholder fails to exercise its right hereunder to purchase its pro-rata share of New Securities, the other Participating Shareholders may purchase the non-purchasing Participating Shareholder's portion pro-rata according to the shareholding ratio between such other Shareholders, within ten (10) days from the date such non-purchasing Participating Shareholder fails to exercise its rights hereunder to purchase its pro-rata share of New Securities. Every Participating Shareholder may transfer all or part of its rights under this Article and
     Article 51 to a Permitted Transferee, even if that Permitted Transferee is not a shareholder of the Company.

51.  This pre-emptive right shall be subject to the following provisions:

     (a) "New Securities" shall mean any equity interest (including Ordinary and Preferred Shares) in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided that the term "New Securities" does not include:
          (i) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (ii) Compensatory Shares in an amount not exceeding 3,806,000 Shares (as adjusted for any bonus shares combinations, splits etc. with respect to such shares), (iii) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (iv) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", and (vi) Lease/Bank Financing Shares.

     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Participating Shareholder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Participating Shareholder shall have twenty (20) days after any such notice is delivered to agree to purchase such Shareholder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (c) In the event the Participating Shareholders fail to exercise fully the pre-emptive right within the said twenty (20) day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of

          Article 50, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement to sell the New Securities respecting which the Participating Shareholders' pre-emptive right set forth in Article 50 is not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Participating Shareholders pursuant to
          Article 51(b). In the event the Company has not sold or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Participating Shareholders in the manner provided in Article 51(b).

52. Subject to any decision to the contrary in the resolution authorizing the increase in share capital pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

BORROWING POWERS
----------------

53. Subject to Articles 8 and 8A, the Directors may from time to time, in their discretion, borrow or secure the payment of any sum of money for the purposes of the Company.

54. Subject to Articles 8 and any other provision of these Articles, the Directors may raise or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.

GENERAL MEETINGS
----------------

55. A general meeting shall be held once in every year at such place and time, not being more than fifteen months after the holding of the last preceding general meeting, as may be prescribed by the Directors. The above mentioned general meetings shall be called ordinary meetings. All other general meetings shall be called extraordinary general meetings.

56. The Directors, whenever they think fit may, and upon a demand in writing as provided for in Section 109 of the Ordinance shall, convene an extraordinary general meeting. Every such demand shall include the objects for which the meeting should be convened, shall be signed by those making the demand (the "Petitioners") and shall be sent to the Office. The demand may contain a number of documents similarly worded each of which is signed by one or more Petitioners. If the Directors do not convene a meeting within 21 days from the date of the submission of the demand as aforesaid, the Petitioners, or a part thereof representing more than one half of the voting rights of all of them, may convene by themselves a meeting upon 7 day's notice to all Shareholders. However, such a meeting shall not be held after two months have passed since the date of the submission of the demand.

57. A prior notice of at least 7 days of any general meeting shall be given with respect to the place, date and hour of the meeting, and in the event that a special item shall be discussed, a general description of the nature of that item. The notice shall be given as hereinafter provided to the Members entitled pursuant to these Articles to receive notices from the Company. In the event that a special resolution is to be proposed, a prior notice of at least 21 days shall be given with respect to the meeting convened to pass that resolution. Non-receipt of a notice given as aforesaid shall not invalidate the resolution passed or the proceedings held at that meeting. With the consent of all the Members who are entitled at that time to receive notices, it shall be permitted to convene meetings and to resolve all types of resolutions, upon shorter notice or without any notice and in such manner, generally, as shall be approved by the Members.

PROCEEDINGS AT GENERAL MEETINGS
-------------------------------

58. Subject to the provisions of these Articles the function of the general meeting shall be to receive and to deliberate with respect to the profit and loss statements, the balance sheets, the ordinary reports and accounts of the Directors and auditors, to declare dividends, to appoint auditors, to fix their salaries, and any other matter required by law.

59. Every Member entitled to be present and to vote at a meeting shall be permitted to propose to the general meeting any such resolution connected with the objects for which the meeting was convened upon the condition that he shall submit to the Company, not less than 7 days before the day of the meeting, a notice in writing signed by him containing the proposed resolution and indicating his intention to submit it.

60. In the event that a notice of intention to propose a resolution is received by the Company before the notice of the meeting is sent, that notice of meeting shall include the notice of intention to propose a resolution. If the notice of intention to propose a resolution is received by the Company after the notice of the meeting is sent, a new notice shall be sent as quickly as possible to the Members entitled to receive a notice of meeting, to the effect that such a resolution will be proposed.

61. No deliberation shall be commenced with respect to any matter at a general meeting unless a quorum is present at the time when the general meeting proceeds to deliberate. In an ordinary meeting two Members present, including one of the Investor Shareholders, personally or by proxy, shall be deemed to be a quorum. In an extraordinary meeting two Members, including one of the Investor Shareholders, who hold or represent together at least 51% of the voting rights of the issued share capital of the Company (as set forth in Article 69), present personally or by proxy, shall be deemed to be a quorum.

62. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the Members, shall be dissolved; in any other case, it shall stand adjourned to the same day in the next week at the same place and time, or any other day, hour and/or place as the

     Directors shall notify the Shareholders. If a quorum is not present at the second meeting within half an hour from the time appointed for the meeting, any two Members present personally or by proxy shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened.

63. The chairman of the Board of Directors shall preside as chairman at all general meetings. If there is no chairman or if he is not present within 15 minutes from the time appointed for the meeting or if he shall refuse to preside at the meeting, the Members present shall elect one of the Directors to act as chairman, and if only one Director is present, he shall act as chairman. If no Directors are present or if they all refuse to preside at the meeting, the Members present shall elect one of the Members present to preside at the meeting.

64. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting shall be adjourned for ten days or more a notice shall be given of the adjourned meeting as in the case of an original meeting.

     Except as aforesaid no Member shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those which could properly have been discussed at the meeting which decided upon the adjournment.

65. Every resolution put to the vote at a meeting shall be decided by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot is demanded by the chairman (if he is entitled to vote) or by at least two Members present, or by a Member or Members present and holding at least one twentieth of the voting rights of the share capital issued by the Company. Unless a secret ballot is demanded as aforesaid, the chairman's declaration of the result of the show of hands shall be final, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except with respect to a special resolution and subject to any provision in this regard in the Ordinance and these Articles, a resolution shall be deemed to be passed at a general meeting if it received an ordinary majority of votes.

66. If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directs, whether immediately or after an adjournment or otherwise, and the results of the ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded. Those requesting a secret ballot can withdraw their request at any time before the secret ballot is held.

67. A secret ballot demanded on the election of a chairman, or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time as the chairman of the meeting directs.

68. A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded.

VOTES OF MEMBERS
----------------

69. Each holder of Ordinary Shares (other than Class B Ordinary Shares) shall be entitled to one (1) vote. Each holder of Series A Preferred Shares, Series BI Preferred Shares, Series C1 Preferred Shares and Series D Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Preferred Shares could be converted immediately prior to the date on which the voting in question has taken place and shall have voting rights and powers of the Ordinary Shares (except as otherwise expressly provided in these Articles or as required by law), voting together with the Ordinary Shares as a single class (except as otherwise expressly provided in these Articles or as required by law) and shall be entitled to notice of any general meeting of shareholders in accordance with these Articles.

     Fractional votes shall not be permitted and any fractional vote resulting from the conversion mechanism described above in this Article shall be rounded to the nearest whole number (with one-half being rounded upward). No member shall be permitted to vote at a general meeting or to appoint a proxy to vote therein unless he has paid all calls for payment and all moneys due to the Company from him with respect to his shares.

     For the removal of doubt, the Series B2 Preferred Shares, the Series C2 Preferred Shares and the Class B Ordinary Shares shall have no voting rights and shall not be entitled to receive notices in respect of any General Meetings and Shareholders Meetings of the Company, to participate in or vote at such meetings.

70. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy (subject to the provisions of the second following sentence), shall be accepted to the exclusion of the votes of the other joint holders. For the purpose of this Article seniority shall be determined by the order in which the names stand in the Register of Members. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

71. An objection to the right of a Member or a proxy to vote in a general meeting must be raised at such meeting or at such adjourned meeting wherein that person was supposed to vote, and every vote not disqualified at such a meeting shall be valid for each and every matter. The chairman of the meeting shall decide whether to accept or reject any objection raised at the appointed time with regard to the vote of a Member or proxy, and his decision shall be final.

72. In every vote a Member shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also have the same right as a Member to request a secret ballot. A proxy need not be a Member of the Company.

73. A Member of the Company that is a corporation shall be entitled by a decision of its Board of Directors or by a decision of a person or other body, according to a resolution of its Board of Directors, to appoint a person who it shall deem fit to be its representative at every meeting of the Company. The representative appointed as aforesaid shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself might perform as if it were a person.

74. A Member of unsound mind, or in respect of whom an order to that effect has been made by any court having jurisdiction, may vote, whether on a show of hands or by a secret ballot, only through his legal guardian or such other person, appointed by the aforesaid court, who performs the function of a representative or guardian. Such representative, guardian or other person may vote by proxy.

75. A vote pursuant to an instrument appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing of the death, becoming of unsound mind, cancellation or transfer was received at the office before the meeting took place. In the event of a secret vote, a notice canceling the appointment of a proxy shall be valid if it is signed by the appointor and was received in the office no later than one hour prior to commencement of the vote.

76. A Member is entitled to vote by a separate proxy with respect to each share held by him provided that each proxy shall have a separate letter of appointment containing the serial number of the share(s) with respect to which the proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the proxy holders to a vote.

77. A letter of appointment of a proxy, power of attorney or other instrument (if there shall be such) pursuant to which the appointee is acting shall be in writing, and the signature of the appointor shall be confirmed by an advocate or notary or bank or in any other manner acceptable to the Director. Such confirmed instrument or a copy thereof shall be deposited in the office, or at such other place in Israel or abroad as the Directors may direct from time to time, at least twenty four hours before the time appointed for the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote.

     Otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy and which is not limited in time shall expire 12 months after the date of its execution. If the appointment shall be for a limited period, whether in excess of 12 months or not, the instrument shall be valid for the period stated therein.

78. An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which is appropriate under the circumstances.

                        Letter of Appointment of Proxy
                        ------------------------------

     "I, _________________, of _____________________, a Member holding shares in
     _________________ and entitled to _______________ votes hereby appoint
     _________________ of ____________________ or in his place _____________ of
     __________________ to vote in my name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the Company to be held on the ___________ day of_____________ 19 and at an adjournment thereof.

     In witness whereof, I have hereby affixed my signature the ___________ day of _____________ 19___.



                                            ------------------------------------
                                            Appointor's Signature


I hereby confirm that the foregoing
instrument was signed before me by the Appointor.



--------------------------------------------
(name, profession and address)

79. Subject to the provisions of the law, a resolution in writing signed by the holder or holders or shares, entitling their holders to all of the voting rights of the shares outstanding at that time, and entitled to vote with respect to such shares at general meetings, or a resolution as aforesaid agreed upon by telex, telegram or facsimile, shall have the same validity as any resolution carried in a general meeting of the Company duly convened and formed for the purpose of passing such a resolution. If all the shareholders shall consent in writing, or by telex, telegraph, or facsimile to any action to be taken by the Shareholders, such action shall be as valid as though it had been unanimously authorized at a duly convened general or extraordinary meeting of the Shareholders.

DIRECTORS
---------

80. The Board of Directors shall be composed of not more than 7 members, as follows:

     (a) For purposes of this Article 80, Yoav Hollander's shares shall mean all shares owned by him and all shares over which he has voting power or control.

     (b) So long as the combined holdings of Yoav Hollander and the Investor Shareholders and all of their Permitted Transferees are 40% (forty percent) or more of the outstanding and issued share capital of the Company, the Directors shall not be elected by the General Meeting of the Shareholders, but instead shall be appointed as follows:

          (i) So long as Eurofund L.P. and Zohar Zisapel and its Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" (in this Article Eurofund/Zisapel) collectively own no less than 8% of the outstanding and issued share capital of the Company, Eurofund/Zisapel shall have the right to appoint one member.

          (ii) So long as Gemini and its Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 6.5% of the outstanding and issued share capital of the Company, Gemini shall have the right to appoint one member.

          (iii)  So long as Sequoia Capital and its Transferees within clauses
          (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 8.6% of the outstanding and issued share capital of the Company, Sequoia Capital shall have the right to appoint one member.

          (iv) So long as the Series D Investors and their Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 5.5% of the outstanding and issued share capital of the Company, the Series D Investors shall have the right to appoint one member.

          (v) So long as Hollander and his permitted Transferees collectively own no less than 10.6% of the outstanding and issued share capital of the Company, Hollander shall have the right to appoint two members. If Hollander and his Permitted Transferees collectively own between 10.6% and 5.5% of the outstanding and issues share capital of the Company, Hollander shall have the right to appoint one member.

          (vi) So long as Hollander and his Permitted Transferees collectively own no less than 10.6% of the outstanding and issued share capital of the Company, the seventh member of the Board shall be appointed by mutual consent of all other six directors.

          (vii) Any vacancy on the Board shall be filled by the Group, as this term defined in this sub-Article below, who had appointed such director.

          Each of Eurofund/Zisapel, Gemini, Sequoia, the Series D Investors and Hollander shall be called herein a "Group".

          (viii) Notice of the Director appointed by a Group as per the above shall be made in a written notice given to the Company, signed by holders of the majority of the shares held by such Group.

          (ix) In the event that a Shareholder is not entitled to nominate a member, then the other members of the Board shall, by unanimous consent, nominate additional members, such that there are a total of seven persons nominated to the Board.

     (c) In the event that the combined holdings of Yoav Hollander and the Investor Shareholders and all of their Permitted Transferees fall below 40% (forty percent) of the outstanding and issued share capital of the Company, the Directors shall be elected by a plurality vote of the Shareholders.

     (d)  So long as Zohar Zisapel or his Permitted Transferee under subsections
          (a) and (b) of the definition of that term owns any shares of the Company, Zohar Zisapel shall be entitled to serve as an observer on the Board of Directors and its committees.

81.  Reserved

82.

     (a) Any person, whether or not a Member of the Board Directors, may serve as a substitute director (hereinafter - "substitute"). One person may serve as the substitute for a number of directors.

     (b) A substitute shall have - in addition to his vote if he himself is a Member of the Board of Directors - the number of votes equal to the number of Directors for whom he is serving as a substitute.

     (c) A substitute shall have, subject to the provisions of the instrument by which he was appointed, all the power and authority that the Director for whom he is serving as director has, and in the event the substitute is himself a Director, such powers and authorities shall be in addition to his powers as a Member of the Board of Directors and shall not in any way derogate therefrom.

     (d) The appointment or removal of a substitute director shall be done in a written document signed by the Director who appointed him. The document shall be furnished to the Company.

     (e) The office of a substitute director shall be automatically vacated if his appointment is terminated by the Director who appointed him in accordance with these regulations, or upon the occurrence with respect to the substitute of one of the events described in sections (i),
          (ii), (iii), (iv) or (v) of Article 83 or, if the office of the Member of the Board of Directors with respect to whom he serves as a substitute shall be vacated for any reason whatsoever.

83. Subject to the provisions of these Articles or to the provisions of an existing contract, the tenure of office of a Director shall automatically be terminated:

          (i)  if he becomes bankrupt;

          (ii)  if he is declared insane or becomes of unsound mind;

          (iii) if he resigns by an instrument in writing delivered to the Company, and if he was appointed by a Shareholder empowered to appoint a director, with a copy to the Member or Member who appointed him;

          (iv)  with his death;

          (v)  with the liquidation of the Company; or

          (vi) if he was appointed by a Shareholder, upon receipt by the Company of a written notice from the Shareholder who appointed him, of the termination of his appointment. Notice of termination of appointment of a Director appointed by a Group, as this term defined in Article 80 above, shall be made in a written notice given to the Company, signed by holders of the majority of the shares held by such Group.

84.  Reserved.

85. Members of the Board of Directors who are not employees of the Company or professionals providing special professional services for consideration to the Company or its members shall not receive a salary from the funds of the Company unless and to the extent that the general meeting has so decided. The Directors and their substitutes, shall be entitled to reimbursement of their reasonable expenses for travel, board and lodging that have been expended for or during the performance of their duties as directors, including actual and reasonable travel expenses to and from Board of Director's meetings. The provisions of this Article 85 shall not derogate from Shareholders rights under Section 96 of the Ordinance.

86.  The Board of Directors shall have the powers set forth in this Article:

     (a) The Directors pursuant to a duly convened and held Board Meeting of the Directors of the Company may from time to time appoint one or more persons, whether or not he is a Member of the Board of Directors, as the General Manager or the Chief Executive Officer of the Company, either for a fixed period of time or without limiting the time that he or they will stay in office, and they may from time to time (subject to any provision in any contract between him or them and the Company) release him or them from their office and appoint another or others in his or their place. The General Manager or Chief Executive Officer of the Company, shall have the power to appoint the other officers of the Company, without derogating from the power of the Board to remove officers appointed by the General Manager for such reasons as the Board determines.

          The General Manager or Chief Executive Officer of the Company can only be hired or removed pursuant to the affirmative vote of the number of Directors which equals one less than the total number of the Directors of the Company.

     (b) The Board of Directors may from time to time grant and bestow upon the General Manager or Chief Executive Officer, at that time, those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and it may grant such authorities whether concurrently with the Board of Director's authorities in that area, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

          Any substantial diminishment in the authority or powers of the General Manager or Chief Executive Officer shall only be made with the affirmative vote of the number of Directors which equals one less than the total number of the Directors of the Company.

     (c) Notwithstanding the provisions of Article 85, the wages and any other compensation of the general manager shall be determined from time to time by the Board of Directors (subject to any provision in any contract between him and the Company) and it may be paid by way of a fixed salary or commission or dividends, or a percentage of profits or of the Company's turnover or of any other company that the Company has an interest in, or by participation in such profits, or in any combination of the aforementioned methods, or such other method as the Directors shall determine. The General Manager may determine the wages and other compensation of the other officers of the Company, subject to the review of the Board of Directors.

POWERS AND DUTIES OF DIRECTORS
------------------------------

87. Subject to Articles 8, the management of the business of the Company shall be vested in the Board of Directors, and they may pay all expenses incurred in connection with the founding and registration of the Company as they shall see fit. They shall be entitled to perform all of the Company's powers and authorities and to perform in its name all the acts that it is entitled to do according to its Memorandum of Association and/or Articles and/or Law except for those which pursuant to Law or the Articles are vested in the general meeting of the Company, subject to any provisions in the Law or in these Articles or the regulations that the Company shall adopt in its general meeting (insofar as they do not contradict the Law or these Articles). However any Article adopted by the Company in its general meeting shall not affect the legality of any prior act of the Directors that would be legal and valid, but for that Article.

88.

     (a)  A director shall not be required to hold qualifying shares.

     (b) Subject to the Companies Ordinance, no Director shall be disqualified by virtue of his office from holding any office, or, deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which the Director shall in any way be interested, be avoided, nor shall any Director be liable to account to the Company for any profit arising from any such office or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, provided the nature of his interest is disclosed by him no later than the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at the first meeting of the Board of Directors, after the acquisition of his interest. After such disclosure, every Director whose interest is submitted for approval before the Board shall not be present and shall not vote at such Board's meetings. A general notice that a Director is a member of any firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under this Article and after such general notice relating to any particular transaction with such firm or company. The provisions of this Article shall apply also to a substitute director and proxy.

89. A Director may hold another paid position or function in the Company or in any other company of which the Company is a shareholder or in which the Company is a shareholder or in which the Company has some other interest, or that has an interest in the Company, together with his position as a Director (except an auditor) upon these conditions with respect to salary and other matters as decided by the Directors.

FUNCTIONS OF THE DIRECTORS
--------------------------

90.

     (a) The Directors may meet, including but without limitation by means of video or telephone conference, in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit and, subject to sub-Article (b) below, to determine the legal quorum necessary to conduct business.

     (b) The presence of three-fifths of the total number of members of the Board of Directors, including at least one Director appointed by the Investor Shareholders, will be necessary and sufficient to constitute a quorum for the transaction of business, provided that if such quorum is not present within half an hour from the time set for the meeting, the meeting shall stand adjourned to the following day at the same time and place, and at such adjourned meeting the directors present shall constitute a quorum. Any Board of Director resolutions adopted at a duly constituted meeting at which a quorum is present shall be the act of the Board of Directors, except for such actions which require the approval of the Investor Shareholders or holders of Preferred Shares pursuant to these Articles.

     (c) For the purposes of this Article, two Directors or more may be represented by the same substitute, and every such substitute shall be entitled to one vote for each director that he represents, in addition to any vote he may have himself (if he has such a vote).

91. Subject to any resolution to the contrary adopted by the Board of Directors, the chairman of the Board of Directors or any two directors may at any time call a board of Directors' meeting, and the secretary shall be required on the request of the chairman or such Directors to convene said meeting.

92. The Directors may from time to time elect a chairman, and decide the period of time he shall hold such an office, and he shall preside at the meetings of the Board of Directors. However, if such a chairman is not elected or if he is not present at any meeting, within thirty minutes after the time appointed for the meeting, the Directors may choose one of their number to serve as chairman of the meeting.

93. Any notice of a Board of Director's meeting can be given orally, by telephone, in writing, or by telegram, facsimile or telex. Notice shall be given at least 7 days before the time appointed for the meeting, unless all of the Directors at that time agree to a shorter notice, or waive notice altogether.

94.

     (a) Issues raised before all meetings of the Board of Directors shall be decided by majority vote unless otherwise provided in Articles 8 or 86.

     (b) The chairman of a meeting of the Board of Directors, whether the chairman of the Board of Directors or any other director chosen to serve as chairman of the meeting, shall not have an additional or casting vote.

95.

     (a) Without derogating from the provisions of Articles 8 or 86, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they deem fit, provided that at least one member of each committee is a Director appointed by the Investor Shareholders, and may from time to time revoke such delegation.

     (b) Without derogating from the provisions of Articles 8 or 86, each committee to which any powers of the Directors have been delegated shall abide by any regulations enacted by the Directors with respect to the exercise of such delegated powers. In the absence of such regulations or if such regulations are incomplete in any respect, the committee shall conduct its business in accordance with these Articles. The regulations set forth in these Articles concerning the Directors, the conduct of their meetings and their manner of voting shall apply mutatis mutandis to committees of the Board of Directors.

96. All actions performed in a bona fide fashion by the Board of Directors or by a committee thereof or by any person acting as a director or as a substitute shall be as valid as if each and every such person were duly and validly appointed and fit to serve as a director or substitute as the case may be, even if at a later date a flaw shall be discovered in the appointment of such a director or such a person acting as aforesaid, or in his qualifications so to serve.

97.

     (a) The Directors shall cause minutes to be taken of all general meetings of the Company, of the appointments of officers of the Company, of Board of Director's meetings and of committee meetings, which minutes shall include the following items, if applicable:

          (1)  the names of the Members present

          (2)  the matters discussed at the meeting

          (3)  the results of votes taken

          (4)  resolutions adopted at the meeting

          (5)  directives given by the meeting to the committees.

     (b) The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting or by the chairman of the meeting held immediately after that meeting or by the secretary, shall serve as a prima facie proof of the facts in the minutes.

98. A resolution in writing signed or agreed to in writing or by telephone, telex or facsimile by all of the Directors, or by all of the Members of a committee, as the case may be, shall be valid for every purpose as a resolution adopted at a Board of Directors' or committee meeting, as the case may be, that was duly convened and held. In place of a director, the aforesaid resolution may be signed and delivered by his substitute or his proxy or his substitute's proxy.

SEAL, STAMP AND SIGNATURES
--------------------------

99.

     (a) The Directors shall cause the Company's seal (if the Company shall have a seal) to be kept in safekeeping and it shall be forbidden to use the seal unless prior permission of the Board of Directors is given. Such permission may be given generally to a particular person or persons, or with respect to a particular class or classes of transactions. If such permission was given, the seal shall be affixed in the presence of whoever has been so appointed by the Board of Directors, and he shall sign any document upon which the seal has been affixed.

     (b) The Company shall have at least one rubber stamp. The Directors shall ensure that such a stamp is kept in a safe place.

     (c) The Board of Directors may designate any person or persons (even if they are not Members of the Board of Directors) to act and to sign in the name of the Company, and to apply the Company seal or stamp, and the acts and signature of such person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their authority.

     (d)  The Company may exercise the authorities granted to a company in
          Section 102 of the Ordinance with respect to the keeping of a seal for use outside of Israel, and such authorities shall be granted to the Directors.

     (e) The printing of the name of the Company by a typewriter or by hand next to the signatures of the authorized signatories of the Company, pursuant to sub-article (c) above shall be valid as if the rubber stamp of the Company was affixed.

LOCAL MANAGEMENT
----------------

100.

     (a) The Directors may organize from time to time arrangements for the management of the Company's business in any particular place, whether in Israel or abroad, as they shall see fit, and the provisions of the next section shall not derogate from the general powers granted to the Board of Directors pursuant to this Article.

     (b) The Directors may from time to time convene any local management or agency to conduct the business of the Company in any particular place, whether in Israel or abroad, and may appoint any person to be a member of such local management, or to be a director or agent, and may decide his manner of compensation. The Directors may from time to time grant a person so appointed any power, authority, or discretion that the Directors have at that time, and may authorize any person acting at that time as a member of a local management to continue in his position notwithstanding that some position has been vacated there, and any such appointment or authorization may be made upon such conditions as the Directors deem fit. The Directors may from time to time relieve any person so appointed or revoke or change any such authorization.

BRANCH REGISTERS
----------------

101. The Company may, subject to the provision of Sections 71 to 81 inclusive of the Ordinance and any order given or to be given pursuant to those Sections or any one of them, keep in every other country where those provisions shall apply, a register or registers of Members living in that other country, and exercise any other powers referred to in the laws with respect to such branch registers.

102.  Reserved.

DIVIDEND
--------

103. Subject to Article 8(b) the Company, at a general meeting and upon the recommendation of the Directors may declare a dividend to be paid to the Members, according to their rights and benefits in the profits, and to decide the time of payment. A dividend may not be declared in excess of that recommended by the Directors, although the Company may declare at a general meeting a smaller dividend.

104. The Directors may from time to time pay to the Members on account of a forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company.

105. A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the Members registered in the Register, in the manner provided for in these Articles.

106.

      (a) Subject to the provisions of these Articles and subject to any rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the profits of the Company which shall be declared as dividends shall be distributed according to the proportion of the nominal value paid up on account of the shares held at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value, if any. No amount paid or credited as paid on a share in advance of calls shall be treated for purposes of this Article as paid on a share.

     (b) The Directors may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or any similar condition. In every such case subject to the provision mentioned in sub-article (a) above- the dividend shall be paid in respect of such a share in accordance with such a condition.

107. At the time of declaration of a dividend the Company may decide that such a dividend shall be paid in whole or in part by way of distribution of certain properties, including by means of distribution of fully paid up shares or debentures or debenture stock of the Company, or by means of distribution of fully paid up shares or debentures or debenture stock of any other company, or in one or more of the aforesaid ways.

108. The Directors may put a lien on any dividend on which the Company has a charge, and may use it to pay any debts, obligations or commitments to which the charge applies.

109. The persons registered in the Register as Members on the record date for declaration of the dividend shall be entitled to receive the dividend. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer.

110. A dividend may be paid, inter alia, by check or payment order to be mailed to the registered address of a Member or person entitled thereto in the Register, or in the case of joint owners to the address of one of the joint owners as registered in the Register. Every such check shall be made out to the person to whom it is sent. The receipt of the person who on the date of declaration of the dividend is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

111.

      (a) If at any time the share capital is divided into different classes of shares, the distribution by way of dividend of fully paid up shares, or from funds pursuant to Article 112 below, shall be made in one of the two following manners as to be decided upon by the Directors:

           (i) In such a manner so that all holders of a share entitled to fully paid up shares shall receive one uniform class of share, or

           (ii) In such manner so that each holder of shares entitled to fully paid up shares shall receive shares of the class of shares held by him and entitling him to fully paid up shares.

      (b) If the Company has redeemed redeemable preference shares, then all funds reserved for redemption of capital resulting from the redemption of such shares may be used, in whole or in part, according to a resolution of the Company, to pay in full or in part any new share issues or any shares not yet issued, that shall be issued to such Members of the Company or other persons, as shall be decided upon by the Board of Directors, up to the sum equal to the nominal value of the shares to be issued.

      (c) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board of Directors may resolve any difficulty that shall arise with respect to such distribution in such way as it shall deem proper, including the issuance of certificates for fractional shares, and the determination of the value of certain property for purposes of distribution. The Board may further decide that payment in cash shall be made to a Member on the basis of the value decided for that purpose, or that fractions the value of which is less than one Israeli shekel shall not be taken into account for the purpose of adjusting the rights of all the parties. The Board of Directors shall be permitted in this regard to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Directors shall see fit. Wherever required, an agreement shall be submitted to the Registrar of Companies and the Directors may appoint a person to execute such an agreement in the name of the persons entitled to any dividend, property, fully paid-up shares or debentures as aforesaid, and such an appointment shall be valid.

      (d)  The Company shall not be obligated to pay interest on any dividend.

      (e) The Board of Directors may, with respect to all dividends not demanded within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not paid in such circumstances.

FUNDS
-----

112. The Directors may set aside from the profits of the Company the sums they deem proper, as a reserve fund or reserve funds for extraordinary uses, or for special dividends or other funds or for the purpose of preparing, improving or maintaining any property of the Company and for such other purposes as shall in the discretion of the Board of Directors be beneficial to the Company. The Directors may invest the various sums so set aside in such investments as they deem proper, and from time to time deal in, change, or transfer such investments, in part or in whole, for the benefit of the Company. The Board of Directors may also divide any reserve fund to special funds as it shall deem proper, transfer moneys from fund to fund and use every fund or any part thereof in the business of the Company, without being required to keep such sums separate from the rest of the Company's property.

      The Directors may, from time to time, also transfer to the next year profits out of such sums which are, in their discretion, beneficial to the Company. Generally the Directors may create funds as they deem necessary, either those resulting from profits of the Company or from re-evaluation of property, or from premiums paid for shares or from any other source, and use them in their discretion as they deem fit, including without limitation for the full payment of the nominal value of shares issued upon the exercise of warrants on a net issuance basis, so long as the creation, changes or uses of such funds do not exceed any provision of the law or accepted accounting principles and practices.

113. Without derogating from the provisions of Article 112, premiums received from the issue of shares shall not be treated as profits distributable as dividends. The Board of Directors may organize a reserve capital liability account and transfer from time to time all such premiums to the reserve capital liability account or use such premiums and moneys to cover depreciation or doubtful loss. All losses from sale of investments or other property of the Company shall be debited to the reserve capital liability account, unless the Directors decide to cover such losses from other funds of the Company. The Board of Directors may use any moneys credited to the reserve capital liability account in any manner that these Articles or the law permits.

114. Any amounts transferred and credited to the account of income and expense fund or general reserve liability account or capital liability reserve account, may, until otherwise used in accordance with these Articles, be invested together with such other moneys of the Company in the day to day business of the Company without having to differentiate between these investments and the investment of other moneys of the Company.

CAPITALIZATION OF RESERVE FUNDS
-------------------------------

115. The Company may from time to time resolve at a general meeting that any sum, investment or property not required as a source for payment of fixed preferential dividends and (a) standing credited at that time to any fund or to any reserve liability account of the Company, including also premiums received from issuance of shares, debentures, or debenture stock of the Company; or (b) being net profits not distributed and remaining in the Company, shall be capitalized, and that such investment sum or property be released for distribution and be distributed as capital among the Shareholders of the Company according to the proportion to which they would be entitled if such amount were distributed as dividends on shares, in the manner so directed by such resolution. The Board of Directors shall use such investment sum or property, according to such a resolution, for full payment of such shares of the Company's capital not issued to the Shareholders and to issue such shares and to distribute them as fully paid up shares among those Shareholders according to the pro rata rate for payment of the value of the shares and their rights in the amount capitalized, or as full payment of shares to be issued upon the exercise of warrants on a net issuance basis. The Directors may also use such investment sum or property or any part thereof for the aforesaid Shareholders for full payment of those shares not issued, in proportion to such shares of the Company's capital issued and held by such Shareholders, or use such investment sum or property in any other manner permitted by such a resolution. If any difficulty shall arise with respect to such a distribution the Directors may organize the distribution as they deem desirable.

      They shall particularly be permitted to issue fractional certificates, to determine the value of the property or investment for the purpose of distribution of all fully paid up shares, to pay money to any such Shareholder according to the value determined in this manner in order to coordinate and adjust the Shareholders' rights. The

      Directors shall also be permitted to decide that parts the value of which is less than one Israel shekel shall not be taken into account in order to adjust the rights of all parties, to give all such shares, cash or property to trustees to hold in escrow for such persons entitled to part of the allocation and the distribution in accordance with and against such securities as the Directors deem desirable. Where required, an agreement pursuant to Section 129 of the Ordinance for the allocation and distribution of the shares distributed in the manner aforementioned shall be submitted to the Registrar of Companies for registration.

      The Board of Directors may appoint a person to sign such an agreement in the name of the persons entitled to part of the allocation and distribution and such an appointment shall be valid.

ACCOUNTS AND AUDIT
------------------

116.  The Directors shall cause correct accounts to be kept:

      (a)  of the assets and liabilities of the Company;

      (b) of monies received or expended by the Company and the matters for which such monies are expended or received;

      (c)  of all purchases and sales made by the Company.

      The account books shall be kept in the office or at such other place as the Directors deem fit and they shall be open for inspection by the Directors.

117. The Directors shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the Members. No Member other than a director shall have any right to inspect any account book or document of the Company except as conferred by law or authorized by the Board of Directors or by the Company in a general meeting.

118. Not later than eighteen months after the registration of the Company and thereafter not less than once a year, the Directors shall submit before the Company at a general meeting a balance sheet and profit and loss statement for the period after the previous statement, and if it is the first statement for the period since registration of the Company, the statement shall be prepared as of a date not more than nine months before the date of the meeting and in accordance with the relevant provisions of the Ordinance. A report of the auditor shall be attached to the statements, and it shall be accompanied by a report from the Directors with respect to the situation of the Company business, the amount (if any) they propose as a dividend and the amount (if any) that they propose be set aside for the fund accounts.

119. Auditors shall be appointed and their function shall be set out in accordance with the Law.

NOTICES
-------

120. A notice or any other document may be served by the Company upon any Member either personally or by sending it by post, telegram, facsimile or telex addressed to such Member at his registered address as appearing in the register of Members. If the address of a Member is outside of Israel, then any notice sent by post shall be sent by airmail.

121. All notices with respect to any share to which persons are jointly entitled, may be given to one of the joint holders, and any notice so given shall be sufficient notice to all the holders of such share.

122. Any Member registered in the Register who shall from time to time furnish the Company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these Articles at that address. However, except for the aforesaid, no Member whose address is not registered in the register shall be entitled to receive any notice from the Company.

123. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid airmail letter or telegram or telex or facsimile addressed to them by name, at the address, if any, furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

124. Any notice or other document, (i) if delivered personally, shall be deemed to have been served upon delivery, (ii) if sent by post, shall be deemed to have been served 14 days after the time when the letter was delivered to the post, if sent by airmail, and seven days after the letter was delivered to the post, if sent by domestic post, and (iii) if sent by telex, facsimile or telegram, shall be deemed to have been served at such time as the telex, facsimile or telegram was sent.

      In proving such service it shall be sufficient to prove that the letter or telegram or telex or facsimile containing the notice was properly addressed and delivered at the post office or sent by telex, facsimile or telegraph, as the case may be. Any list kept in the ordinary manner in any mail list of the Company or any copy of any telex in the Company's possession shall be prima facie proof of the delivery.

REORGANIZATION OF THE COMPANY
-----------------------------

125. In case of a sale of substantially all of the Company's assets the Directors may, or in case of liquidation the liquidators may, if authorized by a special resolution of the Company, receive shares paid in full or part, debentures, or other securities of any other company, whether already existing or about to be established for the purpose of acquiring the property of the Company, or a part thereof. The Directors (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the Members the shares or aforesaid securities or any other property of the Company without realizing them, or may deposit them with trustees for the Members. Subject to Article 8A the Company may, by special resolution, resolve as to the distribution or the setting aside of cash, shares, or other securities and the right or property of the Company in a manner not entirely identical with the legal rights of the Members of the Company, or its participants. Such a resolution may value the securities or property aforesaid at such price and in such manner as the meeting shall decide. All Shareholders shall be required to accept any valuation or distribution decided as aforesaid and to waive all their rights in this regard, except when the Company is at a liquidation stage or in the process of liquidation, with respect to such legal rights (if any) which according to the provisions of the law cannot be altered or renounced.

INSURANCE AND INDEMNITY OF OFFICERS
-----------------------------------

126.
      (a)  Subject to the provisions of the Companies Ordinance the Company may:

           (1) enter into a contract for the insurance of the liability, in whole or in part, of any of its Officers with respect to any of the following:

                (i) a breach of duty of care to the Company or to any other person;

                (ii) a breach of fiduciary duty to the Company provided that the Officer has acted in good faith and that he had reasonable grounds to assume that the act would not harm the good of the Company;

                (iii) a financial liability which shall be imposed on such Officer in favor of any other person, in respect of an act performed by him by virtue of his being an officer of the Company;

           (2) indemnify an Officer of the Company with respect to any of the following;

                (i) a financial liability imposed on him in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court, in respect of an act performed by him by virtue of his being an Officer of the Company.

                (ii) reasonable litigation costs, including lawyer's fees, expended by an Officer or which were imposed on an Officer by a court in proceedings filed against him by the Company or in its name or by any other person or in a criminal charge on which he was acquitted, in respect of an act performed by him by virtue of his being an Officer of the Company.

      (b) In this Article the term "Officer" shall mean; a Director, General Manager, Chief Executive Officer, Deputy General Manager, Vice General Manager, any other manager directly subordinate to the General Manager or the Chief Executive Officer, and any person who fills one of the said positions in the Company, even if he carries a different title.

                                                                         93\3\6\

                               Amendment of the

                            Articles of Association
                            -----------------------

                              dated May 27, 1999

"1.  That the definition of the term "Permitted Transferee", as appearing in
     Article 2 of the Articles of Association of the Company, shall be canceled and replaced by a new definition as follows:

     ""Permitted Transferee" shall mean a person who receives shares pursuant to one of the following permitted transfers:

     (a) Any Shareholder (the "transferor") may at any time transfer all or any of the Shares held by it to: (i) a company in which the transferor(s) own(s) directly or indirectly more than 75% of the equity and voting capital or has the right or power to direct the policy and management of such company; or (ii) a company that owns directly or indirectly more than 75% of the equity and voting capital or has the right or power to direct the policy and management of the transferor(s); or
          (iii) in the case of a transfer by a limited partnership, to any affiliated limited partnership managed by the same management company or to the partners thereof; or (iv) in the case of a transfer by limited liability company, to its members; or (v) in the case of a body corporate, to its shareholders in the same proportion as their ownership interest in the body corporate.

          Shareholder being an individual may at any time transfer all or any shares held by him (i) to his spouse, children, grandchildren (including step and adopted children and grandchildren), siblings and issue of his siblings; (ii) to any trust, partnership, limited liability company, custodianship or fiduciary account for the benefit of the transferring Shareholder and/or any of the foregoing.

     (c) Any Investor Shareholder may transfer to another Investor Shareholder holding the same Series of Preferred Shares.

     (d) A Trustee of the Company's employee share plan may transfer to a beneficiary and vice versa."

2. That Article 7(e) of the Articles of Association in its current form shall be canceled and replaced by a new Article 7(e) as follows:

     "7(e) For the purpose of Article 7(b) and 7(c), the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to Article 7(b) or 7(c). "New Shares" shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 7(b) or 7(c) by the Company other than (i) shares held by Ma'ahaz Ne'eman Ltd. or its successor, as of the date of the adoption of these Articles, to be distributed to employees and shares to be issued to bona fide employees or consultants of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board of Directors in an amount not exceeding 3,806,000 Shares (as adjusted for any bonus shares, combinations, splits etc. with respect to such shares) ("Compensatory Shares"), (ii) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (iii) shares issued pursuant to an offering of shares by the Company, to all Participating Shareholders (as that term is defined in Article 50 below) only, (iv) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (v) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (vi) shares issued to lenders or lessors in connection with bona fide bank and lease financing approved by the Board of Directors ("Lease/Bank Financing Shares"), and (vii) shares issued upon the exercise of any warrants issued to investment bankers providing services to the Company in connection with capital raising transactions of the Company or to any affiliate of such investment bankers ("Investment Bankers Shares")."

3. That Article 51(a) of the Articles of Association in its current form shall be canceled and replaced by a new Article 51(a) as follows:

     "51(a) "New Securities" shall mean any equity interest (including Ordinary and Preferred Shares) in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided that the term "New Securities" does not include: (i) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued, upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (ii) Compensatory Shares in an amount not exceeding 3,806,000 Shares (as adjusted for any bonus shares combinations, splits etc. with respect to such shares), (iii) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (iv) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (v) Lease/Bank Financing Shares, and (vi) Investment Bankers Shares"."


-----------------------------------
[signatures in Hebrew]

                                                                        123\3\6\

                               Amendment of the

                            Articles of Association
                            -----------------------

                            dated November 7, 1999

1. To convert the Company from a Private Company into a Public Company, as these terms are defined within the Companies Ordinance [New Version], 5743
     - 1983.

2. To alter and modify the registered and the issued share capital of the Company, by converting, consolidating and dividing part of the Company's registered and issued share capital, as set forth below:

     The registered and issued share capital of the Company as of today:

    Shares Class         Par Value of Each        Total Number of         Total Number of
                               Share             Registered Shares         Issued Shares
---------------------------------------------------------------------------------------------
Ordinary Shares               NIS 0.01                     31,137,958               4,557,993
---------------------------------------------------------------------------------------------
Ordinary B Shares             NIS 0.01                      3,777,466                      --
---------------------------------------------------------------------------------------------
Series A1 Preferred
 Shares                       NIS 0.01                        963,540                 432,000
---------------------------------------------------------------------------------------------
Series A2 Preferred
 Shares                       NIS 0.01                      2,153,794                 960,000
---------------------------------------------------------------------------------------------
Series A3 Preferred
 Shares                       NIS 0.01                      2,550,545               1,129,020
---------------------------------------------------------------------------------------------
Series B1 Preferred
 Shares                       NIS 0.01                        453,871                 453,871
---------------------------------------------------------------------------------------------
Series B2 Preferred
 Shares                       NIS 0.01                      1,592,106               1,138,235
---------------------------------------------------------------------------------------------
Series C1 Preferred
 Shares                       NIS 0.01                      2,185,360                 870,630
---------------------------------------------------------------------------------------------
Series C2 Preferred
 Shares                       NIS 0.01                      2,185,360                      --
---------------------------------------------------------------------------------------------
Series D Preferred
 Shares                       NIS 0.01                      3,000,000                1,672,20
---------------------------------------------------------------------------------------------
                               Total                       50,000,000              11,214,069
                     ------------------------------------------------------------------------

     will be consolidated in part and divided in part so that:

     2.1 87,000 Series Al Preferred Shares of NIS 0.01 each of the Company, issued and registered in the names of Zohar Zisapel (58,000 shares) and Eurofund L.P. (29,000 shares) will be consolidated, divided and converted into 87,000 Ordinary Shares of NIS 0.01 par value each of the Company, to be held by their above holders in the above amount held by each such holder.

     2.2 194,000 Series A2 Preferred Shares of NIS 0.01 each of the Company, issued and registered in the names of Zohar Zisapel (97,000 shares) and Eurofund L.P. (97,000 shares) will be consolidated, divided and converted into 194,000 Ordinary Shares of NIS 0.01 par value each of the Company, to be held by their above holders in the above amount held by each such holder.

     2.3 227,980 Series A3 Preferred Shares of NIS 0.01 each of the Company, issued and registered in the names of Gemini Israel Fund L.P. (162,720 shares), Advent Israel L.P. (58,207 shares) and Advent Israel (Bermuda) L.P. (7,053 shares) will be consolidated, divided and converted into 227,980 Ordinary Shares of NIS 0.01 par value each of the Company, to be held by their above holders in the above amount held by each such holder.

     2.4 91,020 Series Bl Preferred Shares of NIS 0.01 each of the Company, issued and registered in the names of Sequoia Capital VII L.P. (83,284 shares), Sequoia Technology Partners VII (3,641 shares), SQP 1997 (1,689 shares), Sequoia 1997 LLC (950 shares) and Sequoia International Partners (1,456 shares) will be consolidated, divided and converted into 91,020 Ordinary Shares of NIS 0.01 par value each of the Company, to be held by their above holders in the above amount held by each such holder.

     Therefore the registered and issued share capital of the Company after the execution of the above alteration and modification of the share capital of the Company, shall be as follows:

    Shares Class         Par Value of Each        Total Number of         Total Number of
                               Share             Registered Shares         Issued Shares
---------------------------------------------------------------------------------------------
Ordinary Shares               NIS 0.01                     31,737,958               5,157,993
---------------------------------------------------------------------------------------------
Ordinary B Shares             NIS 0.01                      3,777,466                      --
---------------------------------------------------------------------------------------------
Series A1 Preferred
 Shares                       NIS 0.01                        876,540                 345,000
---------------------------------------------------------------------------------------------
Series A2 Preferred
 Shares                       NIS 0.01                      1,959,794                 766,000
---------------------------------------------------------------------------------------------
Series A3 Preferred
 Shares                       NIS 0.01                      2,322,565                 901,040
---------------------------------------------------------------------------------------------
Series B1 Preferred
 Shares                       NIS 0.01                        362,851                 362,851
---------------------------------------------------------------------------------------------
Series B2 Preferred
 Shares                       NIS 0.01                      1,592,106               1,138,235
---------------------------------------------------------------------------------------------
Series C1 Preferred
 Shares                       NIS 0.01                      2,185,360                 870,630
---------------------------------------------------------------------------------------------
Series C2 Preferred
 Shares                       NIS 0.01                      2,185,360                      --
---------------------------------------------------------------------------------------------
Series D Preferred
 Shares                       NIS 0.01                      3,000,000                1,672,20
---------------------------------------------------------------------------------------------
                               Total                       50,000,000              11,214,069
                     ------------------------------------------------------------------------

     The powers, preferences, rights, restrictions and other matters relating to the Ordinary Shares, the Ordinary B Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares shall all be determined in the Company's Articles of Association as shall be in force from time to time.

3. That Section 4 of the Memorandum of Association of the Company in its current form shall be canceled, and replaced by a new Section 4 as follows:

[paragraph in Hebrew]

4. That the Articles of Association of the Company shall be amended as follows:

     4.1 That the following definition shall be added to Article 2 of the Articles of Association of the Company:

          "SureFire Shareholders" shall mean Michael McNamara, Chong Guan Tan, David Todd Massey, Chiahon Chien, Bob Emberley, Krist Roginski, Woohyuk Lee, Kathleen Leavitt, White & Lee, LLP, Steve Blank, Kanematsu Corporation, Venglobal Capital Fund, L.P., Venglobal Capital Management Corporation, John Sanguinetti, Sanguinetti 1996 Trust and all their Permitted Transferees."

     4.2  That Article 3 of the Articles of Association shall be canceled.

     4.3 That Article 5 of the Articles of Association in its current form shall be canceled and replaced by a new Article 5 as follows:

          "5. The share capital of the Company shall consist of NIS 500,000 divided into ten classes of shares: 31,737,958 Ordinary Shares, 3,777,466 Class B Ordinary Shares, 876,540 Series Al Preferred Shares, 1,959,794 Series A2 Preferred Shares, 2,322,565 Series A3 Preferred Shares, 362,851 Series B1 Preferred Shares, 1,592,106 Series B2 Preferred Shares, 2,185,360 Series C1 Preferred Shares, 2,185,360 Series C2 Preferred Shares and 3,000,000 Series D Preferred Shares. The Ordinary Shares and Preferred Shares shall each have a nominal amount of NIS 0.01. The powers, preferences, rights, restrictions, and other matters relating to the Ordinary Shares and Preferred Shares are as set forth in the following Articles.

               The Holders of Series A Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Ordinary Shares, on a one for one basis, subject to
               Article 7 below.

               The holders of Series B1 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into (i) Ordinary Shares or (ii) Series B2 Preferred Shares, on a one for one basis and in the case of conversion from Series B1 Preferred Shares to Ordinary Shares, such conversion will be subject to Article 7 below.

               The holders of Series C1 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into (i) Ordinary Shares or (ii) Series C2 Preferred Shares, on a one for one basis and in the case of conversion from Series C1 Preferred Shares to Ordinary Shares, such conversion will be subject to Article 7 below.

               The holders of Series D Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Ordinary Shares, on a one for one basis, subject to
               Article 7 below.

               The holders of Series B2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Class B Ordinary Shares, on a one for one basis, subject to Article 7 below. In addition, the holders of Series B2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Series BI Preferred Shares, on a one for one basis, provided that such holder shall have certified to the Company that either (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%.

               The holders of Series C2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Class B Ordinary Shares, on a one for one basis, subject to Article 7 below. In addition, the holders of Series C2 Preferred Shares shall have the right at any time after the issuance of such shares to convert these shares into Series C1 Preferred Shares, on a one for one basis, provided that such holder shall have certified to the Company that either (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%.

               The holders of Class B Ordinary Shares shall have the right at any time after the issuance of such shares to convert these shares, on a one for one basis, into Ordinary Shares, provided that such holder shall have certified to the Company that either
               (i) at the time of such conversion capital gains earned upon a disposition of shares in the Company are exempt from Israeli taxation in accordance with the terms of the Income Tax Order (Exemption from Capital Gains Tax Upon a Sale of Shares), 5742-1981, or any successor provision, or (ii) after giving effect to such conversion such holder, together with all affiliates of such holder (with the designation of such affiliates to be determined by such holder), holds an aggregate voting power in the Company of less than 10%."

     4.4 That Article 7(c) of the Articles of Association in its current form shall be canceled and replaced by a new Article 7(c) as follows:

          "(c) If the Company (1) grants any rights, options or warrants (other than rights, options or warrants issued in connection with the Compensatory Shares, Lease/Bank Financing Shares, Investment Bankers Shares or Merger Consideration Shares, as those terms are defined in Article 7(e) below) to subscribe for, purchase, or otherwise acquire Ordinary Shares, or (2) issues or sells any security convertible into or exchangeable for Ordinary Shares or rights to acquire such convertible or exchangeable securities, then, in each case, the price per Ordinary Share issuable on the exercise of the rights, options or warrants or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights, options or warrants or the issuance or sale of the convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise, conversion or exchange of the securities, by the maximum number of Ordinary Shares issuable on the exercise, conversion or exchange.

               Such granting or issuance or sale will be deemed to be an issuance or sale for cash of the maximum number of Ordinary Shares issuable on exercise, conversion or exchange at the price per share determined under this Article 7(c), and the Conversion Price in effect for the Series A Preferred Shares, the Series B1 and B2 Preferred Shares, the Series C1 and C2 Preferred Shares and the Series D Preferred Shares, as the case may be, will be adjusted as above provided to reflect (on the basis of that determination) the granting, issuance or sale. No further adjustment of such Conversion Price will be made as a result of the actual issuance of Ordinary Shares on the exercise of any such rights, option or warrants, the conversion or any such convertible securities or the exchange of any such exchangeable securities.

               Upon the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Ordinary Shares, the relevant Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Ordinary Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the relevant Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (i) the issuance of only the number of Ordinary Shares theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total of such consideration received therefor, and (ii) the granting or issuance at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate."

     4.5 That Article 7(e) of the Articles of Association in its current form shall be canceled and replaced by a new Article 7(e) as follows:

          "(e) For the purpose of Article 7(b) and 7(c), the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to Article 7(b) or 7(c). "New Shares" shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 7(b) or 7(c) by the Company other than (i) shares held by Ma'ahaz Ne'eman Ltd. or its successor, as of the date of the adoption of these Articles, to be distributed to employees and shares to be issued to bona fide employees or consultants of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board of Directors, including shares to be issued pursuant to options granted to employees of SureFire Verification, Inc., ("SureFire") and assumed by the Company or replaced by it under the Agreement and Plan of Merger dated as of October 5, 1999 (the "Merger Agreement"), in an amount not exceeding 4,221,000 Shares (as adjusted for any bonus shares, combinations, splits etc. with respect to such shares) ("Compensatory Shares"), (ii) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series Bl Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (iii) shares issued pursuant to an offering of shares by the Company, to all Participating Shareholders (as that term is defined in Article 50 below) only, (iv) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (v) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (vi) shares issued to lenders or lessors in connection with bona fide bank and lease financing approved by the Board of Directors ("Lease/Bank Financing Shares"), (vii) shares issued upon the exercise of any warrants issued to investment bankers providing services to the Company in connection with capital raising transactions of the Company or to any affiliate of such investment bankers ("Investment Bankers Shares"), and (viii) Ordinary Shares issued to any of the shareholders of SureFire, as part of the Merger Consideration as defined within the Merger Agreement ("Merger Consideration Shares")."

     4.6 That Article 8(c) of the Articles of Association in its current form shall be canceled and replaced by a new Article 8(c) as follows:

          "(c) Increase the size of the Board of Directors to include more than eight (8) Directors."

     4.7 That Article 20 of the Articles of Association in its current form shall be canceled and replaced by a new Article 20 as follows:

          "20. The shares of the Company are transferable subject to the restrictions contained in these Articles. Each transfer shall be made in writing in the form appearing herein below, or in a similar form, or in any form approved by the Directors from time to time. Such form shall be delivered to the office together with the transferred share certificates, if share certificates have been issued with respect to the shares to be delivered, and any other proof of the transferor's title that the Directors may require. The deed of transfer that shall have been registered or a Photostat copy thereof, as shall be decided by the Directors, shall remain with the Company. However, any deed of transfer that the Directors shall refuse to register shall be returned, upon demand, to the person who furnished it together with the share certificate (if furnished). The Directors may refuse to register a transfer only if such transfer (i) is to a competitor of the Company, or (ii) is in violation of a contractual obligation towards the Company and/or of the Company, or (iii) is in violation of any of Yoav Hollander's obligations concerning the transfer of his shares.

                Share Transfer Deed
                -------------------

                We, ______________________________________________ with offices at _______________________________________ hereby transfer
                _______________________, an Israeli company, Registration Number
                _____________ nominal value NIS _____ each (the "Shares") unto
                ____________________, in consideration of payment of __________
                the same to be held by the transferee, its administrators, executors, and assigns, under the same terms that we held the same on the date of this Transfer Deed.

                We, the transferee, hereby agree to accept the above Shares on the terms stated.

                Dated:
                       --------------------

                TRANSFEROR:
                            ---------------


                                                 -------------------------
                                                      Transferee, by


                By:
                    -----------------------
                Name:
                      ---------------------
                Title:                     "
                       --------------------

     4.8 That Article 51(a) of the Articles of Association in its current form shall be canceled and replaced by a new Article 51(a) as follows:

          "(a) "New Securities" shall mean any equity interest (including
               Ordinary and Preferred Shares) in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided that the term "New Securities" does not include: (i) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (ii) Compensatory Shares in an amount not exceeding 4,221,000 Shares (as adjusted for any bonus shares combinations, splits etc. with respect to such shares),
               (iii) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (iv) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (v) Lease/Bank Financing Shares, (vi) Investment Bankers Shares, and (vii) Merger Consideration Shares".

     4.9 That Article 80 of the Articles of Association in its current form shall be canceled and replaced by a new Article 80 as follows:

          "80. The Board of Directors shall be composed of not less than 2 members and not more than 8 members, to be appointed as follows:

               (a) For purposes of this Article 80, Yoav Hollander's shares shall mean all shares owned by him and all shares over which he has voting power or control.

               (b) So long as the combined holdings of Yoav Hollander, the Investor Shareholders and the SureFire Shareholders and all of their Permitted Transferees are 40% (forty percent) or more of the outstanding and issued share capital of the Company, the Directors shall not be elected by the General Meeting of the Shareholders, but instead shall be appointed as follows:

                    (i) So long as Eurofund L.P. and Zohar Zisapel and its Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" (in this Article Eurofund/Zisapel) collectively own no less than 8% of the outstanding and issued share capital of the Company, Eurofund/Zisapel shall have the right to appoint one member.

                    (ii)  So long as Gemini and its Transferees within clauses
                    (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 6.5% of the outstanding and issued share capital of the Company, Gemini shall have the right to appoint one member.

                    (iii) So long as Sequoia Capital and its Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 8.6% of the outstanding and issued share capital of the Company, Sequoia Capital shall have the right to appoint one member.

                    (iv) So long as the Series D Investors and their Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 5.5% of the outstanding and issued share capital of the Company, the Series D Investors shall have the right to appoint one member.

                    (v) So long as the SureFire Shareholders and their Transferees within clauses (a) and (b) of the definition of "Permitted Transferee" collectively own no less than 10% of the outstanding and issued share capital of the Company, the SureFire Shareholders shall have the right to appoint one member. The first member to serve on behalf of the SureFire Shareholders will be Mr. Michael McNamara.

                    (vi) So long as Hollander and his permitted Transferees collectively own no less than 10.6% of the outstanding and issued share capital of the Company, Hollander shall have the right to appoint two members. If Hollander and his Permitted Transferees collectively own between 10.6% and 5.5% of the outstanding and issues share capital of the Company, Hollander shall have the right to appoint one member.

                    (vii) So long as Hollander and his Permitted Transferees collectively own no less than 10.6% of the outstanding and issued share capital of the Company, the eighth member of the Board shall be appointed by mutual consent of all other seven directors.

                    (viii) Each of Eurofund/Zisapel, Gemini, Sequoia, the Series D Investors, the SureFire Shareholders and Hollander shall be called herein a "Group".

                    Any Group shall be entitled to remove the member appointed by it from his office and to appoint another member in his stead.

                    (ix) Notice of the Director appointed by a Group as per the above shall be made in a written notice given to the Company, signed by holders of the majority of the shares held by such Group.

               (c) In the event that the combined holdings of Yoav Hollander, the Investor Shareholders and the SureFire Shareholders and all of their Permitted Transferees fall below 40% (forty percent) of the outstanding and issued share capital of the Company, the Directors shall be elected by a plurality vote of the Shareholders.

               (d) So long as Zohar Zisapel or his Permitted Transferee under subsections (a) and (b) of the definition of that term owns any shares of the Company, Zohar Zisapel shall be entitled to serve as an observer on the Board of Directors and its committees."

                                                                        [Hebrew]


/s/ indecipherable
------------------------------------
[signatures in Hebrew]

                                                                        148\3\6\

                               Amendment of the

                            Articles of Association
                            -----------------------

                            dated February 2, 2000

"1. That Article 7(e) of the Articles of Association in its current form shall be canceled and replaced by a new Article 7(e) as follows:

     "7(e) For the purpose of Article 7(b) and 7(c), the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to Article 7(b) or 7(c). "New Shares" shall mean shares of whatever class issued or deemed to have been issued pursuant to Article 7(b) or 7(c) by the Company other than (i) shares held by Ma'ahaz Ne'eman Ltd. or its successor, as of the date of the adoption of these Articles, to be distributed to employees and shares to be issued to bona fide directors, officers, employees, independent contractors, consultants, distributors, representatives, sales agents or advisers of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board of Directors, including shares to be issued pursuant to options granted to employees of SureFire Verification, Inc., ("SureFire") and assumed by the Company or replaced by it under the Agreement and Plan of Merger dated as of October 5, 1999 (the "Merger Agreement"), in an amount not exceeding 5,720,000 Shares (as adjusted for any bonus shares, combinations, splits etc. with respect to such shares) ("Compensatory Shares"), (ii) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (iii) shares issued pursuant to an offering of shares by the Company, to all Participating Shareholders (as that term is defined in Article 50 below) only, (iv) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (v) shares in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (vi) shares issued to lenders or lessors in connection with bona fide bank and lease financing approved by the Board of Directors ("Lease/Bank Financing Shares"), (vii) shares issued upon the exercise of any warrants issued to investment bankers providing services to the Company in connection with capital raising transactions of the Company or to any affiliate of such investment bankers ("Investment Banker Shares"), and (viii) Ordinary Shares issued to any of the shareholders of SureFire as part of the Merger Consideration as defined within the Merger Agreement ("Merger Consideration Shares")."

2. That Article 51(a) of the Articles of Association in its current form shall be canceled and replaced by a new Article 51(a) as follows:

     "51(a) "New Securities" shall mean any equity interest (including Ordinary and Preferred Shares) in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided that the term "New Securities" does not include: (i) Ordinary Shares issued upon the conversion of the Preferred Shares or of Class B Ordinary Shares, or Series B1 Preferred Shares issued upon the conversion of the Series B2 Preferred Shares or Series C1 Preferred Shares issued upon the conversion of the Series C2 Preferred Shares, (ii) Compensatory Shares in an amount not exceeding 5,720,000 Shares (as adjusted for any bonus shares combinations, splits etc. with respect to such shares), (iii) shares issued upon the exercise of any warrants issued to Gemini Israel Fund L.P., (iv) shares, in an amount not to exceed 3% of the then issued and outstanding share capital of the Company on a fully diluted basis, issued to a "strategic investor", it being understood that the then-sitting directors appointed by the Investor Shareholders, if any are then sitting, shall solely decide whether an investor is a "strategic investor", (v) Lease/Bank Financing Shares, (vi) Investment Bankers Shares, and (vii) Merger Consideration Shares"."

/S/                             X
--------------------------------
[signatures in Hebrew]

                                                            2/3/00    : [Hebrew]
                                                        --------------

                                                                        197\3\6\